As filed with the Securities and Exchange Commission on July 23, 1997 Registration No. 333-5098

                       SECURITIES AND EXCHANGE COMMISSION
                               Washington DC 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                  TO FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           HOLLYWOOD PRODUCTIONS, INC.
        (Exact name of Small Business Issuer as specified in its Charter)

Delaware                      5130                                    13-3871821
(State or Jurisdiction        (Primary standard Industrial       I.R.S. Employer
of Incorporation)             Classification Code)            Identification No.

                         14 East 60th Street, Suite 402
                            New York, New York 10022
                                 (212) 466-6794
               (Address and telephone number of principal offices)

                    Harold Rashbaum, Chief Executive Officer
                         14 East 60th Street, Suite 402
                            New York, New York 10022
                                 (212) 466-6794
            (Name, address and telephone number of agent for service)

                                   Copies To:
                              David S. Klarman, Esq
                              Klarman & Associates
                                2694 Bishop Drive
                               San Ramon, CA 94583
                                 (510) 830-8801
                              (510) 830-8821 (Fax)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [X]

     If delivery of a prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 Cross Reference Sheet Pursuant to Rule 404 (a)
                      Showing the Location In Prospectus of
                   Information Required by Items of Form SB-2



     Item in Form SB-2                                                          Prospectus Caption

 1.  Front of Registration
     Statement and Outside Front
     Cover Page of Prospectus                                                   Cover Page and Cover Page of Registration Statement

 2.  Inside Front and Outside
     Back Cover Pages of
     Prospectus                                                                 Continued Cover Page, Table of Contents

 3.  Summary Information and
     Risk Factors                                                               Prospectus Summary, Risk Factors, Summary
                                                                                Financial Information

 4.  Use of Proceeds                                                            Use of Proceeds

 5.  Determination of Offering
     Price                                                                      Not Applicable

 6.  Dilution                                                                   Risk Factors

 7.  Selling Securityholders                                                    Principal Securityholders

 8.  Plan of Distribution                                                       Cover Page, Plan of Distribution

 9.  Legal Proceedings                                                          Business

10.  Directors, Executive Officers,
     Promoters and Certain Control
     Persons                                                                    Management

11.  Security Ownership of
     Certain Beneficial Owners                                                  Principal Securityholders
     and Management

12.  Description of Securities                                                  Description of Securities


                                      -ii-







13.  Interest of Named Experts
     and Counsel                                                                Legal Opinions, Experts


14.  Disclosure of Commission Position                                          Management and Item 24. Indemnification
     on Securities Act Liabilities                                              Officers and Directors

15.  Organization Within Five Years                                             Prospectus Summary, Business, Principal
                                                                                Securityholders, Certain Relationships and Related
                                                                                Transactions, Risk Factors

16.  Description of Business                                                    Business

17.  Management's Discussion
     and Analysis or Plan of Operation                                          Management's Discussion and Analysis of Financial
                                                                                Condition and Results of Operations

18.  Description of Property                                                    Business

19.  Certain Relationships and Related
     Transactions                                                               Certain Relationships and Related Transactions

20.  Market for Common Equity                                                   Not Applicable
     and Related Stockholder
     Matters

21.  Executive Compensation                                                     Management

22.  Financial Statements                                                       Financial Statements

23.  Changes in and Disagreements                                               Not Applicable
     with Accountants and Financial
     Disclosure

                 Preliminary prospectus subject to completion, dated July , 1997

PROSPECTUS

                           HOLLYWOOD PRODUCTIONS, INC.

                      4,451,000 shares of Common Stock and
                   1,154,000 Redeemable Common Stock Warrants


         The Company consummated a public offering of 800,000 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), of Hollywood Productions, Inc. (the "Company") and 1,600,000 redeemable Common Stock purchase warrants (the "Warrants") in September 1996. Of the securities offered hereby, 3,600,000 shares of common stock, par value $.01 per share are deliverable by the Company from time to time upon the exercise of the Warrants. In addition the Selling Securityholder is offering 851,000 shares of Common Stock and 1,154,000 Warrants, which may be sold from time to time by the Selling Securityholder. Initially the Selling Securityholder registered the resale of 1,400,000 shares of Common Stock and 2,000,000 Warrants, of which it sold 549,000 shares and 846,000 Warrants. The Company will not receive any of the proceeds from the sale of any securities sold by the Selling Securityholder.

         Each Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $3.00 for a period of four years commencing one year from the date hereof, until September 9, 2001. On June 23, 1997, the board of directors of the Company voted to decrease the exercise price of the Warrants from $6.50 to $3.00. See "Description of Securities - Warrants." The Warrants are redeemable by the Company at any time commencing one year from the date hereof upon 30 days' prior notice at a redemption price of $.05 each, provided that the closing bid quotation of the Common Stock for at least 20 consecutive trading days ending on the third day prior to the date on which the Company gives notice has been at least 170% of the exercise price of the Warrants being redeemed. The Warrants will remain exercisable during the 30 day notice period

         The Company's securities are quoted on the Nasdaq SmallCap Stock Market ("Nasdaq") under the symbols "FILM" and "FILMW", for the Shares and Warrants, respectively. Quotation on Nasdaq does not imply that a meaningful sustained market for the Company's Securities has or will develop or if developed, that it will be sustained for any period of time. In the absence of a listing on Nasdaq, the Company's Securities will be available for trading in the over-the-counter market on the OTC Bulletin Board. See "Risk Factors."


         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND
                  IMMEDIATE SUBSTANTIAL DILUTION TO INVESTORS.
                       SEE "RISK FACTORS" AND "DILUTION."

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

              The date of this Prospectus is _______________, 1997

                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 under the Securities Act, with respect to the shares of Common Stock and Warrants to which this Prospectus relates. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, which may be copied and inspected at the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C., 20549.

         The Company's fiscal year end is December 31. The Company is subject to the informational reporting requirements of the Exchange Act, and in accordance therewith, files periodic reports, proxy statements and other information with the Commission. In the event the Company's obligation to file such periodic reports, proxy statements and other information is suspended, the Company will voluntarily continue to file such information with the Commission. The Company will distribute to its stockholders annual reports containing audited financial statements, together with an opinion by its auditing accountants. In addition, the Company may, in its discretion, furnish quarterly reports to stockholders containing unaudited financial information for the first three quarters of each year.

                               PROSPECTUS SUMMARY

     The following summary is intended to set forth certain pertinent facts and highlights from material contained in the body of this Prospectus. The summary is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus gives effect to the 50,000-for-1 forward stock split in June 1996.

     Hollywood Productions, Inc. (the "Company") is a Delaware Corporation which was organized in December, 1995. The Company was formed for (i) the purpose of acquiring screen plays and producing independent motion pictures with budgets ranging between $1,000,000 to $3,000,000, using named talent and (ii) to acquire Breaking Waves, Inc., a New York corporation ("Breaking Waves"). The Company consummated a public offering of its securities in September 1996 at which time it sold 800,000 shares of Common Stock and 1,600,000 Warrants. Unless the context otherwise requires, all references to the "Company" include its wholly owned subsidiaries, Breaking Waves and DL Production, Inc.

     DL Production was formed by the Company in April 1996 to finance, produce and distribute a motion picture based on the "Dirty Laundry" screen play. In March 1995, the Company entered into a property acquisition agreement and a co-production agreement with Rogue Features, Inc., an unaffiliated entity, to acquire the rights to and co-produce a motion picture (the "Motion Picture") of the Dirty Laundry screenplay. Pursuant to the terms of the purchase agreement and production agreement, the Company provided all but $100,000 of the financing for the production of the Motion Picture. The Company completed the filming of the Motion Picture in June, 1996 and completed the editing in December, 1996. The Company is presently seeking to obtain distribution for the Motion Picture and has entered into an agreement with Trident Licensing Inc., with respect to its distribution abroad.

     In June 1997 the Company entered into an option agreement to purchase the screenplay "Cyclone" written by Frank Tumminia. Cyclone is a stylized mystery involving the Russian crime syndicate and the theft and sale of human organs, set in Brooklyn and Long Island. The Company has engaged John Andrew Gallagher to collaborate with Mr. Tumminia on a re-write of the screenplay. In addition, the Company has contacted film director Armand Mastroianni who has orally agreed to direct Cyclone, subject to his availability, and to seek named talent for the film.

     Simultaneously with the closing of the Company's initial public offering in September 1996 the Company acquired Breaking Waves. Breaking Waves designs, manufactures and distributes a line of private label, including "Breaking Waves," "All Waves," "Making Waves," "Small Waves" and "Huk-A-Poo" and a line of a brand name label called "Daffy Waterwear", girls swimwear and accessory items. The Daffy Waterwear label is used pursuant to a licensing agreement between the Company and Beach Patrol, Inc. The Company sells its swimwear and accessory items through its showroom sales staff and through independent sales representatives. The Company's customers include the Dillard and Federated department store groups as well as Kids R Us, Sears, Wal-Mart, T.J. Maxx and Marshalls.

     The Company's executive offices are located at 14 East 60th Street, Suite 402, New York, New York 10022. Breaking Waves has a showroom is located at 112 West 34th Street, New York, New York 10016 and leases an office at 8410 N.W. 53rd Terrace, Miami, Florida 33166. The Company's telephone number at its principal office is (212) 688-9223.

                                The Offering (1)


Securities Offered (2):                       851,000 shares of Common Stock and
                                                     1,154,000   Warrants  being
                                                     offered   by  the   Selling
                                                     Securityholder.   Upon  the
                                                     exercise  of  the  Warrants
                                                     the  Company  will issue up
                                                     to    an    aggregate    of
                                                     3,600,000  shares of Common
                                                     Stock.

Common Stock and Warrants
Outstanding (1):

  Prior to the Exercise
  of the Warrants:

         Common Stock ...........                                     6,092,500
         Warrants (2)................                                 3,600,000

  After the Exercise of
  the Warrants:

         Common Stock ..........                                      9,692,500


         Use Of Proceeds .........           The Company will not receive any of
                                            the proceeds from the sale of any of
                                           the shares or Warrants by the Selling
                                                Securityholder. The net proceeds
                                               from the exercise of any Warrants
                                         will be used by the Company for working
                                      capital. All the expenses of this Offering
                                       will be paid by the Company.  See "Use of
                                                                      Proceeds."

         Terms of the Warrants                  Each Warrant entitles the holder
                                                             thereof to purchase
                                              one share of Common Stock at $3.00
                                                                 for a period of
                                   four years, commencing one year from the date
                             hereof, until 09/09/01. The Warrants are redeemable
                                 by the Company at any time commencing 09/09/97,
                                upon 30 days prior notice at a price of $.05 per
                             Warrant, provided that the closing bid quotation of
                                    the Common Stock for at least 20 consecutive
                           trading days ending on the third day prior to the day
                             on which the Company gives notice has been at least
                                170% of the then effective exercise price of the
                                  Warrants. The Warrants will remain exercisable
                                 during the 30 day notice period. Any holder who
                                                     does   not   exercise   his
                                                     Warrants   prior  to  their
                                                     expiration  or  redemption,
                                                     as the  case  may be,  will
                                                     forfeit    his   right   to
                                                     exercise his Warrants.

Risk Factors                   An investment in the Securities offered hereby is
                                       highly speculative and involves immediate
                          substantial dilution. The statements contained in this
                               Prospectus which are not historical facts contain
                              forward looking information with respect to plans, projections or future performances of the Company, the occurrences of which involve certain risks and uncertainties as detailed herein. See "Risk Factors"
                                                                 and "Dilution."

NASDAQ Symbol(3)                              Common Stock..................FILM
                                              Warrants.....................FILMW


     (1) Unless otherwise indicated, no effect is given in this Prospectus to the issuance of (i) 3,600,000 shares of Common Stock reserved for issuance upon the exercise of the Warrants and (ii) 250,000 shares of Common Stock reserved for issuance under the Company's 1996 Senior Management Incentive Plan, except for 75,000 shares which have been issued, subject to certain vesting schedules and 150,000 shares are reserved for issuance pursuant to options granted. See "Management - Senior Management Incentive Plan."

     (2) Includes 1,600,000 Warrants sold by the Company in its initial public offering and 2,000,000 Warrants owned by the Selling Securityholder of which 854,000 have been sold and the remaining 1,154,000 are being offered herein. See "Principal and Selling Securityholders" -- "Plan of Distribution."

     (3) The Company securities are listed on the Nasdaq SmallCap Stock Market ("NASDAQ"). Quotation on NASDAQ does not imply that a meaningful, sustained market for the Shares or Warrants has or will develop. In addition, continued inclusion in NASDAQ is subject to certain maintenance criteria. The failure to meet these maintenance criteria in the future may result in the discontinuance of the listing of the Company's Shares and Warrants on NASDAQ, which may have an adverse effect on the market for the Company's Securities. See "Risk Factors."

         Summary Financial Data:

     The Company was incorporated on December 1, 1995 in the State of Delaware. The Company's fiscal year end is December 31. The Company was formed for the purpose of acquiring screen plays and producing motion pictures. During September 1996, simultaneously with the completion of its initial public offering ("IPO") the Company acquired the capital stock of Breaking Waves. The Company's Financial Statements as of December 31, 1996 and for the year then ended and as of December 31, 1995 and from December 1, 1995 (date of inception) to December 31, 1995 have been audited in each case by Scarano & Lipton, P.C., Independent Certified Public Accountants. In July 1997 Scarano & Tomaro, P.C. was formed and is considered a successor firm for auditing. All of the Summary Financial Data should be read in conjunction with the detailed historical financial statements and notes thereto included elsewhere in this Prospectus.

Summary Balance Sheet Data:

                                                                     March 31       December 31               December 31
                                                                     1997           1996                      1995

Total assets .....................................................   $ 6,078,694    $ 7,643,082               $1,100,000
Total current assets .............................................     4,867,198      6,276,697                    __
Total current liabilities ........................................       316,182      1,647,256                    __
Working Capital ..................................................     4,551,016      4,629,441                    __
Redeemable preferred stock .......................................       280,000        560,000                    __
Retained earnings (Deficit) ......................................       (94,603)      (221,982)                   __
Stockholders equity ..............................................     5,500,705      5,435,826                1,100,000



Summary Operations Data:
                                                                                                              From 12/01/95
                                                                     Three Months    Year Ended               (Date of Inception)
                                                                     Ended 3/31/97   12/31/96 (1)             to 12/31/95
Total revenues ...................................................   $ 2,441,081     $ 1,217,152                  $ __
Cost of sales ....................................................     1,465,799      667,722                      __
Operating expenses ...............................................       688,681      675,416                      __
Interest expenses/Loan Acquisition ...............................       122,999      85,099
Income (loss) before taxes .......................................       197,206      (172,699)                    __
Income tax .......................................................        67,827      49,283                       __
Net income (loss) ................................................       127,379      (221,982)                    __
Earnings (loss) per share ........................................           .02      (.04)                        __

(1) Includes the operation of Breaking Waves for the period from 9/24/96 (Date of Acquisition) to 12/31/96.

                                  RISK FACTORS

         The Securities offered hereby are speculative and involve a high degree of risk. In addition to the other information contained in this Prospectus, the following factors regarding "Risks Associated with the Motion Picture Industry," "Risks Associated with the Company's Swimwear Business" and "Risk Related to the Offering" should be carefully considered before purchasing the Securities offered by this Prospectus. The purchase of Securities should not be considered by anyone who cannot afford the risk of loss of his entire investment. The statements contained in this Prospectus which are not historical facts contain forward looking information with respect to plans, projections or future performances of the Company, the occurrences of which involve certain risks and uncertainties as detailed herein.

Risks Associated with the Motion Picture Industry

         1. No Significant Operating History; Limited Experience of Management. Prior to the acquisition and production of the Motion Picture Dirty Laundry and the acquisition of Breaking Waves the Company, had limited operations, consisting primarily of its formation and the consummation of its initial public offering. The Company's officers had limited experience, prior to the production of the Motion Picture of assessing the potential of a screenplay, producing a motion picture, or in distributing and marketing a motion picture. The lack of experience of management may adversely affect the operations of the Company and ultimately, the value of an investment in the Company. In addition, the likelihood of success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a business with a limited operating history and the competitive environment in which the Company operates. Further, there can be no assurances that the Company's management will be able to successfully implement its business plan or that unanticipated result in increased costs, material delays in its implementation or ability to implement such plan. See "Management."

         2. No Guarantee of Return of Initial Investment; No Assurances of the Receipt of Revenues; Need for Additional Capital. The Purchase Agreement and Production Agreement provide that the Company and the co-producer shall have the right to recover 100% of their investment with respect to the production costs of the Motion Picture from revenues, if any, from the release, distribution and exploitation of the film, after the payment of $50,000 to each of Jay Thomas and Tess Harper pursuant to their participation agreements. Additional proceeds received shall be distributed pursuant to the terms of the agreements.

         The production release of a motion picture is subject to numerous uncertainties, and there can be no assurance that the Company's strategy will be successful, that its release schedule will be met or that it will achieve its financial goals. There can be no assurance that any revenues will be realized from the distribution of the Motion Picture, or any motion picture produced by the Company, therefore, there can be no assurances that an investment in the production of a motion picture will be repaid. Even in the event revenues are generated from the distribution of a film, there can be no assurances that the Company will receive any of such revenues, due to revenue sharing rights of artists and creative personnel in additional to arrangements with other investors. In addition, in the event that the Company receives revenues from the distribution of a film, there can be no assurances that such revenues will be sufficient to return to the Company the full amount of its investment in the Motion Picture or that future motion pictures acquired, produced and released by the Company will earn sufficient revenues to repay any investment or cost incurred in their production. Though aggregate revenues in the film industry from all markets are substantial, the costs of producing films are also substantial. The combination of these and other factors has caused a large portion of films produced to be unprofitable. See "Business - Division of Dirty Laundry Revenues."

         The Company estimates that between 36 and 52 weeks will elapse between the commencement of expenditures by the Company in the acquisition of a screenplay, the production of a motion picture and the release of such film. Additionally, it is anticipated that no revenues will be received from the exploitation of such film for an additional period of between 16 weeks and 36 weeks thereafter, if at all. Therefore, the Company may not have the capital needed, at times, for production or distribution costs of additional films due to the delay in the receipt of revenues from its prior investments. See "Business - Production of Motion Picture."

         3. High Costs of Motion Picture Production; Likelihood of going over Budget. The Company anticipates that the motion pictures it produces will cost between $1,000,000 and $3,000,000, depending on the film. The likelihood of the success of each film and the Company's ability to stay on budget and on schedule for each film must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the production of a motion picture. Currently, the Motion Picture is approximately $250,000 over budget and an additional $300,000 has been used for the costs of distribution. Due to unforeseen problems and delays including; illness, weather, technical difficulty and human error, most films go over budget. In addition, the lack of experience of management in this industry, the limited operating history and capital of the Company, and the competitive environment in which the Company operates, may cause increased expenses due to mistakes and delays in the production of the films. See "-- No Significant Operating History; Limited Experience of Management."

         4. Inability to Obtain Distribution of the Films; Consumer Preferences. The success of a film in theatrical distribution, television, home video and other ancillary markets is dependent upon public taste which is unpredictable and susceptible to change. The theatrical success of a film may also be significantly affected by the number and popularity of other films then being distributed. Accordingly, it is impossible for anyone to predict accurately the success of any film at the time it enters production. The production of a motion picture requires the expenditure of funds based largely on a pre-production evaluation of the commercial potential of the proposed project.

         There is intense competition within the film industry for exhibition time at theaters, as well as for distribution in other media, and for the attention of the movie-going public and other viewing audiences. Competition for distribution in other media is as intense as the competition for theatrical distribution and not all films are licensed in other media. There are numerous production companies and numerous motion pictures produced, all of which are seeking full distribution and exploitation. Despite the large number of films produced, only a small number of films receive widespread consumer acceptance, and thereby account for a large percentage of total box office receipts. See "Business - Competition in Film Industry."

     5. Labor disputes in Film Industry. Most screenwriters, performers, directors and technical personnel who will be involved in the films are members of guilds or unions which bargain collectively with producers on an industry-wide basis from time to time. Any work stoppages or other labor difficulties could delay the production of the films, resulting in increased production costs and delayed return of investments. See "Business - Employees."

         6. Competition in Film Industry. The Company will be in competition with other which produce, distribute and exploit and finance films, some of which have substantial financial and personnel resources, which are greater and more extensive than the Company's. These companies include the major film studios, including Disney, Universal, MGM, and Sony as well as the television networks. There is substantial competition in the industry for a limited number of producers, directors, actors and properties which are able to attract major distribution in all media and all markets throughout the world. See "Business - Competition in Film Industry."

Risks Associated with the Company's Swimwear Business

         7. Cyclical Apparel Industry; Dependence on Single Product Line. The apparel industry is a cyclical industry, with consumer purchases of swimwear and accessory items and related goods tending to decline during recessionary periods when disposable income is low. Accordingly, a prolonged recession would in all likelihood have an adverse effect on the operations of the Company. Some of the Company's customers, including large retail department store chains, have recently experienced financial difficulties and some have filed for protection under Chapter XI of the federal bankruptcy laws. The Company is unable to predict what effect, if any, the financial difficulties encountered by such retailers and other customers will have on the Company's future business. Additionally, the Company operates in only one segment of the apparel industry, specifically girls swimwear and is therefore dependent on the demand for such goods. Decreases in the demand for swimwear products would have a material adverse affect on the Company's business. See- Marketing and Sales."

         8. Uncertain Fashion Trends; Inability to Keep Pace with Consumer's Changing Preferences. The Company believes that its success depends in substantial part on its ability to anticipate, gauge and respond to changing consumer demands and fashion trends in a timely manner. The Company designs its swimwear lines during the months from January to March each year for delivery of products between November and May of the following year. The Company is anticipating in advance consumer preferences for the following year. There can be no assurance, however, that the Company will be successful in this regard. If the Company misjudges the market for any of its products, it may be faced with unsold finished goods, inventory and work in process, which could have an adverse effect on the Company's operations.
See "Business - Products and Design."

         9. Dependence on Suppliers. The swimwear designs are sent to a manufacturer in Korea, which Company provides the knitting and printing for approximately 65% of the fabrics ordered by the Company. Previously during fiscal 1996 and 1995 this company provided approximately 95% knitting and printing. Once the fabrics are produced, they are shipped to a company in Indonesia which company sews the garments into finished products. This company provides approximately 65% of the Company's sewing needs. Previously during fiscal 1996 and 1995 this company provided approximately 95% knitting and printing. Although the management of Breaking Waves is of the opinion that there are numerous manufacturers of fabrics and companies which provide sewing on similar terms and prices, there can be no assurances that management is correct in such belief. The unavailability of fabrics or the sewing thereof at current price levels could adversely affect the operations of the Company. See "Business - Manufacturing and Suppliers."

        10. Risks Associated with Concentration of Customers. For the years ended December 31, 1996 and 1995 the Company had one customer, Dillards Department Stores, which accounted for approximately 16% and 20%, respectively, of total revenues. For the three months ended March 31, 1997, the Company had two customers, Dillards Department Stores and WalMart Department Stores which accounted for 14% and 23%, respectively, of revenues. The loss of either customer or any group of customers could have a material adverse affect on the Company's results of operations. See "Business - Marketing and Sales".

         11. Seasonality. The Company believes that its business may be considered seasonal with a large portion of its revenues and profits being derived between December and June for shipments being made between November and May. Each year from June to November the Company engages in the process of designing and manufacturing the following seasons swimwear lines, during which time the Company incurs the majority of its expenses, with limited revenues. There can be no assurances that revenues received during December to June will support the Company's operations for the rest of the year. See "Business - Seasonality."

         12. Competition. The Company's business is highly competitive, with relatively insignificant barriers to entry and with numerous firms competing for the same customers. The Company is in direct competition with local, regional, national and international swimwear manufacturers, many of which have greater resources and more extensive distribution and marketing capabilities than the Company. Competitive factors include quality, price, style, design, creativity, originality and service at the wholesale level. In addition, many large retailers have recently commenced sales of "store brand" products which compete with those sold by the Company. Management believes that the Company's market share is insignificant in the markets in which it sells. See "Business - Competition."

         13. Protection of Intellectual Property. The Company relies on common law trademarks for use of its private label swimwear lines. In addition, the Company has entered into a licensing agreement with Beach Patrol, Inc., to use the trademark "Daffys Waterwear." In the event the Company or Beach Patrol, Inc., breaches the licensing agreement and the Company is unable to continue to use the Daffy's label, the loss thereof may adversely affect the Company's operations. The Company has also filed to register additional trademarks in the United States, which applications are currently pending. There can be no assurance that such additional trademarks will be registered or if registered, that such marks, as well as the Company's registered mark or marks licensed by the Company will be adequately protect against infringement. In addition, there can be no assurance that the Company will not be found to be infringing on another company's trademark. In the event the Company finds another party infringing upon its trademark, if registered, or is found by another company to be infringing upon such company's trademark, there can be no assurances that the Company will have the financial means to litigate such matters. See "Business - Trademarks."

Risks Relating to the Offering

         14. Non-U.S. Residence of Principal Stockholder May Result in Special Risks. Ilan Arbel, is the sole officer and director of European Ventures Corp. ("EVC"), a British Virgin Island corporation, the Selling Securityholder and majority stockholder of the Company. Substantially all of the assets of EVC are or may be located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon any of such persons or affiliates, or to enforce against any of them any judgments that may be obtained in the United States courts predicated upon the civil liability provisions of the Act, or the Exchange Act. In addition, there can be no assurance that foreign courts would enforce such judgments, either predicated upon the civil liability provisions of the federal securities laws or otherwise.

         15. Indemnification of Officers and Directors. As permitted under the Delaware General Corporation Law, the Company's Certificate of Incorporation provides for the indemnification and elimination of the personal liability of the directors to the Company or any of its shareholders for damages for breaches of their fiduciary duty as directors. As a result of the inclusion of such provision, shareholders may be unable to recover damages against directors for actions taken by them which constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision in the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation against directors and other types of shareholder litigation. See "Management."

         16. Limited Public Market for Securities. At present there is a limited public market for the Company's Securities. There is no assurance that a regular trading market will develop, or if one does develop, that it will be sustained for any period of time. Therefore, purchasers of the Company's securities may be unable to resell such securities at or near their original offering price or at any price. Furthermore, it is unlikely that a lending institution will accept the Company's securities as pledged collateral for loans even if a regular trading market develops. The underwriter of the Company's public offering, was a dominant influence in the market for the Company's securities until February 1997. In February 1997, Euro-Atlantic's clearing firm WS Clearing Corp., ceased operations, which froze all the accounts of Euro-Atlantic including its client's accounts and firm trading account. Euro-Atlantic ceased operations immediately thereafter. The market for the Company's securities have been significantly affected and may continue to be affected by the loss of Euro-Atlantic's participation in the market. The loss of Euro-Atlantic's market making activities of the Company's securities has decreased significantly the liquidity of an investment in such securities. Since the ceasing of operations by the Underwriter, the Company considers the Underwriting Agreement and Underwriter's Warrant Agreement terminated.

         17. No Dividends and None Anticipated. The Company has not paid any dividends nor, because of its present financial status and its contemplated financial requirements, does it contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future.
 See "Dividend Policy."

     18. Liquidation Preference; Restriction on Breaking Waves Paying of Dividends. Pursuant to the terms of the Breaking Waves Series A Preferred Stock, the holders of such shares have a liquidation right and the right to have such shares redeemed by Breaking Waves. The shares of the Series A Preferred Stock have the right to redemption on January 1, 1998. On January 1, 1997 one half of the outstanding shares of the Series A Preferred Stock were redeemed at a redemption price of $100.00 per share. The Series A Preferred Stock shall have no dividend, conversion or voting rights, but shall have a preference on liquidation equal to $100 per share. The shares of Series A Preferred Stock were issued to the prior stockholders of Breaking Waves upon the consummation of the acquisition thereof. The shares of the Series A Preferred Stock do not affect the Company's right to own or operate Breaking Waves, except, that Breaking Waves will not be able to issue any dividend until all the shares of the Series A Preferred Stock are redeemed. See "Business - Acquisition of Breaking Waves, Inc."

     19. Shares Available for Resale. A total of 6,092,500 shares of Common Stock have been issued by the Company of which 4,693,500 shares may be deemed "restricted securities" (as such term is defined in Rule 144 issued under the Act) and, in the future, may be publicly sold only if registered under the Act or pursuant to an exemption from registration. Any such sales under Rule 144 would, in all likelihood, have a depressive effect on the market price for the Company's Common Stock and Warrants. See "Shares Eligible for Future Sale."

         20. Possible Future Dilution. The Company has authorized capital stock of 20,000,000 shares of Common Stock, par value $.001 per share. Inasmuch as the Company may use authorized but unissued shares of Common Stock without stockholder approval in order to acquire businesses, to obtain additional financing or for other corporate purposes, there may be further dilution of the stockholders' interests.

         21. Restrictions on Exercise of Warrants; Necessity for Updating Registration Statement. The Warrants offered hereby are not exercisable unless, at the time of the exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants and such shares have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder of the Warrants. The Company is filing this post-effective amendment and must have same declared effective before the Warrants may be exercised. The Company has undertaken to use its best efforts to have all of the shares of Common Stock issuable upon exercise of the Warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants, there is no assurance that it will be able to do so. The Company will notify all Warrantholders and its transfer agent that the Warrants may not be exercised in the event there is no current.

     Although the Warrants will not knowingly be sold to purchasers in jurisdictions in which the Warrants are not registered or otherwise qualified for sale, purchasers may buy Warrants in the after-market or may move to jurisdictions in which the shares underlying the Warrants are not so registered or qualified during the period that the Warrants are exercisable. In this event, the Company would be unable to issue shares to those persons desiring to exercise their Warrants unless and until the shares could be qualified for sale in the jurisdictions in which such purchasers reside, or an exemption from such qualification exists in such jurisdictions, and Warrantholders would have no choice but to attempt to sell the Warrants in a jurisdiction where such sale is permissible or allow them to expire unexercised. See "Description of Securities
- Warrants."

     22. Possible delisting of Securities from NASDAQ System; Risks of Low Priced Stocks. In order to continue to be listed on Nasdaq, the Company is required to maintain (i) total assets of at least $2,000,000,  (ii) total  stockholders'  equity of $1,000,000,
(iii) a minimum bid price of $1.00, (iv) one market maker, (v) 300 stockholders,
(vi) at least 100,000 shares in the public float and (vii) a minimum market value for the public float of $200,000. In the event the Company's Securities are delisted from Nasdaq, trading, if any, in the Securities would thereafter be conducted in the over-the-counter market on the OTC Bulletin Board. Consequently, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of the Company's Securities. The Company has applied for a listing on Nasdaq of the Securities being offered hereby. Quotation on Nasdaq does not imply that a meaningful, sustained market for the Company's Securities will develop or if developed, that it will be sustained for any period of time.

         23. Penny Stock Regulation. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this Offering may find it more difficult to sell their securities.

         24. Potential Adverse Effect of Redemption of Warrants. The Warrants may be redeemed by the Company at any time during the period they are exercisable upon notice of not less than 30 days, at a price of $.05 per Warrant, provided the closing bid quotation of the Common Stock for at least 20 consecutive trading days ending on the third day prior to the day on which the Company gives notice has been at least 170% of the then effective exercise price of the Warrants. Redemption of the Warrants could cause the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the then current market price when they might otherwise wish to continue to hold the Warrants, or to accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. The Company will not redeem the Warrants at any time in which its registration statement is not current, so that investors will be able to exercise their Warrants during the 30-day notice period in the event of a Warrant redemption by the Company. See "Description of Securities - Warrants."

                                 DIVIDEND POLICY

         The Company has not paid cash dividends and intends to retain earnings, if any, in the foreseeable future for use in its activities. Payment of cash dividends on the Company's Common

Stock in the future will be wholly dependent upon the Company's earnings, financial condition, capital requirements and other factors deemed relevant by the Board of Directors. It is not likely that cash dividends will be paid on the Company's Common Stock in the foreseeable future.

                                 USE OF PROCEEDS

            In September 1996, the Company consummated a public offering of 800,000 shares of its Common Stock and 1,600,000 warrants at purchase prices of $5.00 per share and $.25 per warrant, respectively, through Euro-Atlantic Securities, Inc. ("Euro-Atlantic"). The Company received net proceeds of $3,813,294 from the offering. The proceeds from the Company's offering have been apportioned as follows: (i) $1,700,000 as security for the issuance of a letter of credit to replace the personal guarantees provided to Nationsbank (ii) $50,000 was paid to Daniel Stone pursuant to his consulting agreement (iii) $100,000 capital contribution to Breaking Waves pursuant to the acquisition thereof and (iv) $1,963,294 was used for the Company's working capital needs.

         The Company will not receive any of the proceeds from the sales made by the Selling Securityholder. The net proceeds to the Company with respect to the exercise of any of the Warrants will be used for general working capital, in order to pay administrative costs of operating the Company, including salaries, rent, legal and accounting fees and expenses. The maximum net proceeds to be received if all the Warrants are exercised is $10,800,000. However, there can be no assurances that any or any portion of the Warrants will be exercised and due to the current bid price of the Common Stock the Company does not expect any of the Warrants to be exercised at this time. The expenses of this offering will be paid solely by the Company, estimated at $50,000.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information.

         The Company's Common Stock is quoted on the SmallCap Market of the Nasdaq Stock Market. The following table sets forth representative high and low closing bid quotes as reported by a market maker for the Company's Common Stock and Warrants, during the period from September 23, 1996 through June 25, 1997. Bid quotations reflect prices between dealers, do not include resale mark-ups, mark-downs or other fees or commissions, and do not necessarily represent actual transactions.

                                             Common Stock               Warrants
Calendar Period                             Low      High              Low      High

09/23/96 - 12/31/96                         6           11 1/2         3 1/4    6 3/4
01/01/97 - 03/31/97                         4 1/4       7 1/2          1        4 3/4
04/01/97 - 06/25/97                         1 1/16      4 1/2            1/4    1 1/4



         Each warrant entitles the holders thereof to purchase one share of the Company's Common Stock at an exercise price of $3.00 per share, until September 9, 2001. The Warrants and the underlying shares of Common Stock are in registered form, pursuant to the terms of a warrant agreement between the

     Company and Continental Stock Transfer & Co., as warrant agent, so that the holders of the warrants will receive upon their exercise and payment therefor, unrestricted shares of Common Stock. See "Description of Securities."

         As of March 31, 1997, the number of shares of Common Stock outstanding of the Company was 6,092,500, which takes into account the return of shares pursuant to consulting and employment arrangements which did not vest.

         The Company has paid no dividends and has no present plan to pay dividends. Payment of future dividends will be determined from time to time by its board of directors, based upon its future earnings, if any, financial condition, capital requirements and other factors. The Company is not presently subject to any contractual or similar restriction on its present or future ability to pay such dividends.

                                    BUSINESS

General

         Hollywood Productions, Inc. (the "Company") is a Delaware Corporation which was organized in December, 1995, by European Ventures Corp. ("EVC"). EVC invested $1,100,000 for 5,000,000 shares of the Company's Common Stock. The Company was formed for the purpose of acquiring screen plays and producing independent motion pictures with budgets ranging between $1,000,000 and $3,000,000, using named talent. The Company acquired all the capital stock of Breaking Waves, Inc., a New York corporation ("Breaking Waves"), which acquisition was consummated simultaneously with the closing of the Company's initial public offering in September 1996. Unless the context otherwise requires, all references to the "Company" include its wholly owned subsidiaries, Breaking Waves and D.L. Productions, Inc.

Initial Public Offering

         In September 1996, the Company consummated a public offering of 800,000 shares of its Common Stock and 1,600,000 warrants at purchase prices of $5.00 per share and $.25 per warrant, respectively, through Euro-Atlantic Securities, Inc. ("Euro-Atlantic"). The Company received net proceeds of $3,813,294 from the offering. The proceeds from the Company's offering have been apportioned as follows: (i) $1,700,000 as security for the issuance of a letter of credit to replace the personal guarantees provided to Nationsbank (ii) $50,000 was paid to Daniel Stone pursuant to his consulting agreement (iii) $100,000 capital contribution to Breaking Waves pursuant to the acquisition thereof and (iv) $1,963,294 was used for the Company's working capital needs.

         Included in the Company's registration statement referenced above were 1,400,000 shares and 2,000,000 warrants registered for resale by the EVC, the majority stockholder of the Company. Pursuant thereto between September 1996 and February 1997. EVC sold an aggregate of 549,000 shares of Common Stock and 832,000 warrants.

         Euro-Atlantic Securities, Inc., the underwriter of the Company's public offering, was a dominant influence in the market for the Company's securities until February 1997. In February 1997, Euro-Atlantic's clearing firm WS Clearing Corp., ceased operations, which froze all the accounts of Euro-Atlantic including its client's accounts and firm trading account. Euro-Atlantic ceased operations immediately thereafter. The market for the Company's securities have been significantly affected and may continue to be affected by the loss of Euro-Atlantic's participation in the market. The loss of Euro-Atlantic's market making activities of the Company's securities has decreased significantly the liquidity of an investment in such securities.

Formation of D.L. Productions, Inc.; Production of "Dirty Laundry" Film.

         In March 1996, the Company entered into a property acquisition agreement (the "Purchase Agreement") and a co-production agreement (the "Production Agreement") with Rogue Features, Inc., an unaffiliated entity, to acquire the rights to and co-produce a motion picture of the screenplay entitled "Dirty Laundry". In April 1996, the Company formed D.L. Productions, Inc., a New York corporation, as a wholly-owned subsidiary, for the purpose of producing and arranging for the distribution of Dirty Laundry. In addition the Company and

Rogue entered into a right of first refusal agreement with respect to the two next products of Rogue and/or its principals.

         The Purchase Agreement conveyed all rights to the screenplay and the Motion Picture to Hollywood Production, Inc., in return Rogue directed the Motion Picture and has the right to 25% of the profits of the Motion Picture as described in the co-production agreement. Rogue retained the right to produce a live comedy or musical after five years of the Motion Picture's release or upon the earlier approval of the Company. In addition, Michael Normand, a principal of Rogue, retained the right to produce a novel of the Motion Picture as long as the Company agrees to its compensation. The co-production agreement provided for the principals of Rogue to direct and retain creative control of the production of the film, with the Company retaining final approval.

         Pursuant  to  the  terms  of  the  Purchase  Agreement  and  Production
Agreement, the Company financed all but $100,000, which was invested by the co-producer, for the production of the Motion Picture. Pursuant to such agreements as well as the terms of the participation agreements entered into with the two stars of the Motion Picture, each of Jay Thomas and Tess Harper shall have the right to receive $50,000 against a 5% participation fee from the first revenues received by the Company. This $100,000 will be paid out of the first proceeds received from the distribution of the Motion Picture by the Company. Thereafter, the Company and the co-producer shall have the right to all subsequent revenues, pro rata, until their initial investment is repaid.

         The next proceeds received by the Company after the talent had been paid $50,000 each and the co-producers have each received their investment back, shall be distributed as follows; (i) 5% of revenues to each of the stars up to a maximum of $250,000, at which time their distribution decreases to 2% thereafter; (ii) the Company and the co-producer shall each receive 25% and 35%, respectively, of each parties investment, from revenues generated, as payment of an investment premium for their financing of the Motion Picture and (iii) all revenues above (i) and (ii) shall be first used to repay any distribution costs incurred and then distributed 2% to each of the two stars with the remainder to the Company and the co-producer at the rate of 75% and 25%, respectively.

         The filming of the Motion Picture commenced in May 1996 and took approximately five weeks to complete. After completion of the filming of the Motion Picture the Company undertook the process of editing, adding sound, special effects and music, which took an addition 20 weeks. Upon completion of the Motion Picture, the Company made arrangements for private showings of the Motion Picture in order to obtain both a foreign and domestic distributor for the film. The Company has entered into a licensing agreement with Trident Licensing, Inc. for the foreign distribution of the Motion Picture. As a result of the private showings of the Motion Picture by the Company, the Company is currently involved in negotiations with several entities who have expressed an interest in obtaining domestic distribution rights in the Motion Picture, though no agreements or arrangements have been entered into.

         The Motion Picture is a romantic comedy which was shot in the New York tri-state area, stars Jay Thomas as Joey Green, a dry cleaner going through a mid-life crises and Tess Harper as his wife, Beth, of 15 years, who is a sex advice columnist for a woman's magazine. Mr. Thomas has most recently co-starred in the motion picture "Mr. Holland's Opus" is known for his television work in "Love & War", "Cheers", "Murphy Brown" and "Mork & Mindy". Ms. Harper earned a Golden Globe nomination for her performance in the film "Tender Mercies" and an Oscar nomination for her role in the film "Crimes of the Heart". Joey owns a dry cleaning business which is doing poorly and is convinced that he is aging prematurely. Do to their lack of intimacy, Beth tells Joey to seek counseling, which he does unbeknownst to Beth, who herself has become attracted to her chiropractor. Throughout the Motion Picture there are a variety of bizarre mishaps which occur causing the couple to go from separation to back in love.

Acquisition of Breaking Waves, Inc.

         Pursuant to a stock purchase agreement, dated May 31, 1996 (the "Agreement") entered into between Hollywood Productions, Inc. and the prior stockholders of the Company, the prior stockholders delivered to the Company all of the issued and outstanding shares of Breaking Wave's common stock for 150,000 shares of common stock in the Company. The consummation of the acquisition took place contemporaneously with the closing of the Company's initial public offering.

         Pursuant to the terms of the Agreement, on the closing date of the acquisition, Breaking Waves performed a recapitalization and exchange of all of its common stock for new common stock and for a series of Preferred Stock, whereby for each share of Breaking Wave's common stock exchanged the holder received one share of new common stock and 28 shares of the Series A Preferred Stock. In connection therewith Breaking Waves amended its certificate of incorporation to authorize 5,600 shares of Preferred Stock, par value $.01 per share, designated as the "Series A Preferred Stock". The shares of the Series A Preferred Stock have the right to redemption, whereby, on each of January 1, 1997 and 1998, Breaking Waves shall redeem one half of the outstanding shares of the Series A Preferred Stock, at a redemption price of $100.00 per share on a pro rata basis, from legally available funds. The Series A Preferred Stock shall have no dividend, conversion or voting rights, but shall have a preference on liquidation equal to $100 per share. The shares of Series A Preferred Stock issued to the stockholders of Breaking Waves does not affect the Company's rights to control, own or operate Breaking Waves, except, that Breaking Waves will not be able to issue dividends or other distributions to the Company until all the shares of the Series A Preferred Stock are redeemed. In January 1997 2,800 shares of the Series A Preferred Stock were redeemed by the Company.

         Pursuant to the terms of the Agreement, the Company replaced the personal guarantees of the prior stockholders of Breaking Waves issued to Nationsbank, in accordance with the Company's line of credit. The Company replaced the guarantees with letters of credit secured by bank deposits. The Company contributed $100,000 of the proceeds to the capital of Breaking Waves and simultaneously therewith, Breaking Waves repaid loans made by Daniel Stone and Susan Stone in the aggregate amount of $100,000. Immediately preceding the consummation of the Acquisition, Breaking Waves distributed to its stockholders an amount equal to 45% of the net income before taxes of Breaking Waves for the period from January 1, 1996 to the closing date, in order to pay taxes owed by such stockholders due to Breaking Waves being a subchapter S corporation.

Film Business

General

         The Company anticipates that in general it will seek to acquire screenplays and produce motion pictures which have budgets in the range of between $1,000,000 and $3,000,000. However, projects will be reviewed on a case by case basis by the Company, whereby, the Company may invest in the production of motion pictures where it does not receive total ownership of either the screenplay, the motion picture or certain ancillary rights thereto. The Company acquired the rights to the screenplay "Dirty Laundry", and formed D.L. Productions, Inc., as its production and distribution arm to produce and market the Motion Picture. The Company will retain all distribution and ancillary rights to the screenplay and the Motion Picture.

         The distribution of proceeds received by the Company from the distribution of future films will most likely be different then the distribution of Dirty Laundry, as when there are different partners involved, there will be different agreements and terms negotiated. As in the case of Dirty Laundry, the distribution of the proceeds from other films will be made pursuant to negotiated agreements between the Company, the co-producers, if any, and the hired talent.

Production of Motion Pictures

         The Company has been actively soliciting and reviewing screenplays for the production of motion pictures. The Company shall attempt to acquire the rights to screenplays for the production of motion picture, which it anticipates either producing or co-producing. After the screenplay is acquired; a budget will be prepared; revisions to the screenplay made; the talent, production crews and all ancillary items required for the filming of the motion picture obtained; and a filming scheduled set. Once the filming of the motion picture is complete, the film will be edited, sound and special effects added and a final print produced. Upon completion, the Company will arrange for private showings of the film as well as other arrangements made for the purpose of finding both foreign and domestic distribution for the film.

         The Company estimates that the production of each motion picture will take between 5 and 8 weeks to film, with an additional 14 weeks to edit, add sound and special effects. Upon completion of the print the Company estimates that it will take between 8 and 12 weeks to obtain a distributor for the film, if one is obtained and between 8 to 24 weeks thereafter until the film is released to the theaters.

Distribution Methods; Billings

         Distribution of a film may be performed either by one of the motion picture studios, an independent distributor or by the Company itself through an agent. The distributors or agent, in the event the Company self-distributes its films, have agreements with the theaters to provide the theaters with films to show the public. Most theaters have multiple screens and can show multiple movies at the same time. There is continuously a demand for new films. In negotiating with a distributor to sign on to a project, the Company and the distributor determine who will incur what portion of the costs of marketing a film, at which time a budget is prepared and the extent of the release of the film is determined. For most high budget, top name talent pictures, there is a wide release of the film typically between 1,500 to 2,500 theaters nationwide. For films which the Company anticipates producing, including Dirty Laundry, the release may be done in platforming stages. Initially the film will be released in one or two markets in several theaters in each market, in which advertising and marketing will be done. A screening will be held and critics invited to the film in anticipation of a review. If the film receives a favorable response from either the critics and/or the audience, the film's distribution will expand gradually into additionally markets and theaters.

         Once a film has been distributed throughout theaters in the United States, it may be distributed in markets throughout the world. In addition, the film may be further distributed through cable television including pay-per-view, premium channels and standard channels, public television and through the sale of video tapes. There are many avenues for the distribution of a film and the exploitation of all ancillary rights thereto. The Company may enter into agreements with different distributors for different markets or sell all the rights to one distributor. Revenues generated are distributed to all parties involved, including the distributor, the producers, the owners and the talent pursuant to extensive formulas previously agreed upon.

         Distribution rights to motion pictures are granted legal protection under the copyright laws of the United States and most foreign countries, which provide substantial civil and criminal sanctions for unauthorized duplication and exhibition of motion pictures. The Company plans to take all appropriate and reasonable measures to secure, protect and maintain or obtain agreements from licenses to secure, protect and maintain copyright protection for all of the motion pictures distributed by the Company under the laws of all applicable jurisdictions.

         The Company anticipates that the films it produces will be distributed and shown at movie theaters, including Dirty Laundry. Due to the type of films and budgets the Company anticipates that the releases may be done in platforming stages. Initially, such films will be released in one or two major markets in several theaters in each market. Advertising and marketing will be done in such markets. The Company will invite film critics to the film screenings, in anticipation of their revues. If the film receives favorable revues from either the critics and/or the audiences, the film's distribution may expand gradually into additional markets and theaters.

Regulations

         The Code and Ratings Administration of the Motion Picture Association of America, an industry trade association, assigns ratings for age-group suitability for viewing of motion pictures. The Company will follow the practice of submitting most of its motion pictures for such ratings. However, the Company may review this policy from time to time.

         United Stated television stations and networks, as well as foreign governments, impose restrictions on the content of motion pictures which may restrict in whole or in part exhibition on television or in a particular territory. There can be no assurance that current and future restrictions on motion pictures released by the Company may not limit or affect the Company's ability to exhibit such motion pictures.

         The Company estimates that between 36 weeks and 58 weeks will elapse between the commencement of expenditures by the Company in the acquisition of a screenplay, the production of a motion picture and the release of such film. Additionally, it is anticipated that no revenues will be received from the exploitation of such film for an additional period of between

24 and 36 weeks after release. Billing in the industry is done quarterly, therefore, the theaters pay the distributors on a quarterly basis and then the Company is paid the following quarter. However, in the event a distributor desires to distribute one of the Company's films, such distributor may either offer an initial payment to the Company against or in addition to future royalties or purchase the film outright.

Competition in the Film Industry.

         The Company is and will continue to be in competition with other institutions which produce, distribute and exploit and finance films, some of which have substantial financial and personnel resources, which are greater with and more extensive than the Company's. These institutions include the major film studios, including Disney, Universal, MGM, and Sony as well as the television networks. There is substantial competition in the industry for a limited number of producers, directors, actors and properties which are able to attract major distribution in all media and all markets throughout the world.

         The motion picture business is highly competitive and extremely high profile in terms of name recognition, with relatively insignificant barriers to entry and with numerous firms competing for the same directors, producers, actors/actresses, distributors and theaters, among other items. There is intense competition within the film industry for exhibition times at theaters, as well as for distribution in other media, and for the attention of the movie-going public and other viewing audiences. Competition for distribution in other media is as intense as the competition for theatrical distribution and not all films are licensed in other media. There are numerous production companies and numerous motion pictures produced, all of which are seeking full distribution and exploitation. Despite the increase in the number of films, a small number of films which receive widespread consumer acceptance, account for a large percentage of total box office receipts.

         There is intense competition within the film industry for exhibition time at theaters, as well as for distribution in other media, and for the attention of the movie-going public and other viewing audiences. Competition for distribution in other media is as intense as the competition for theatrical distribution and not all films are licensed in other media. There are numerous production companies and numerous motion pictures produced, all of which are seeking full distribution and exploitation. Despite the large number of films produced, only a small number of films receive widespread consumer acceptance, account for a large percentage of total box office receipts.

Swimwear Business

General

         The Company is a designer, manufacturer and distributor of girls swimwear sold throughout the United States. In addition to swimwear, the Company also makes beach cover ups and accessories to coordinate with its swimwear. Swimwear is made in children's sizes from 2-16 and pre-teen sizes.

     The Company markets swimwear under its private brand labels, including "Breaking Waves," "All Waves," "Making Waves," "Small Waves" and "Huk-A-Poo." Under its license agreement with Beach Patrol, Inc., markets and manufactures a line of swimwear under the name "Daffy Waterwear."

Products and Design

         Through the Company's wholly owned subsidiary, Breaking Waves, Inc., the Company designs, manufactures, and sells both private-label and name brand girls swimwear and accessories. The designs are sent to a clothing manufacturer in Korea for prototyping, and the knitting and printing of fabrics, whereafter they are sent to Indonesia for sewing. Finished goods are then shipped to a public warehouse in the City of Industry, California. The Company has found that this process is its most cost-effective means of operating its business. The Company anticipates, continuing its operations in this manner in the future, though the Company may use other manufacturers and suppliers in the future in different countries.

         The Company has an office in Miami, Florida where it designs its swimwear lines and accessory items. Prints and styles are developed for each line. Each season approximately 12-15 prints and fabrics are developed for the "Breaking Waves" line, and 10-12 prints and fabrics are developed for the "All Waves" line, which lines comprised approximately 33% and 38% of the Company sales for the year ended December 31, 1996. The Company has a licensing agreement with "Beach Patrol, Inc.," which gives Breaking Waves access to the complete "Daffy" woman's line, which line comprised approximately 29% of the Company's sales for the year ended December 31, 1996. The Company select prints and styles from this line that they feel are appropriate for the children's market and produces such line under its "Daffy's Waterwear" label. Anywhere from 6-12 prints and styles are usually marketed under the Daffy Waterwear label. The Company is under no obligation to adapt all or any of the prints and styles used in the "Daffy" woman's line. Of each fabric or prints chosen, the Company usually manufacturers two swimsuits, a one piece model and a two piece model.

         The Company produces swimwear in basically two blended fabrics, one is a blend of nylon and lycra spandex ("NL"), and the other a blend of cotton, polyester and lycra spandex ("CPL"). Each product line manufactured by the Company uses different designs and emphasizes different fabric blends. The All Waves line is approximately 80% CPL and 20% NL. The Breaking Waves line is 90% NL and 10% CPL. The Daffy's line is 60% CPL and 40% NL.

Supplies and Inventory

         The swimwear designs are sent to a manufacturer in Korea where prototype samples of the designs and prints are delivered to the Company for approval. The Company typically approves between 35-50 prints and fabrics for all its lines. Once the lines are approved, the manufacturer in Korea knits and prints and fabrics. The fabrics are then sent to a company in Indonesia for sewing. Approximately 65% of its piece goods are purchased from one manufacturer in Korea and approximately 65% of the sewing is performed by one Company in Indonesia. Although the management of Breaking Waves is of the opinion that the fabrics and non-fabric sub-materials it uses are readily available and that there are numerous manufactures for such piece goods on similar terms and prices, there can be no assurances that management is correct in such belief. The unavailability of fabrics or the sewing thereof at current prices could adversely affect the operations of the Company.

        Since  the  Company   purchases   finished   garments   from   overseas
contractors, it doesn't buy or maintain an inventory of any sub-materials. Letters of credit are opened to foreign suppliers for finished garments by Nationsbank, pursuant to its line of credit, which line is presently, guaranteed by the Company. The Company has not experienced difficulty in satisfying finished garment requirements and considers its sources of supply adequate. The Company's inventory of garments varies depending upon its backlog of purchase orders and its financial position.

Marketing and Sales

         The "Daffy"  label is sold to  department  and  specialty  stores.  The
"Breaking Waves" label is also distributed through better department and specialty stores. The "All Waves" label is sold to mass merchants and also as promotional goods in department stores. Private label programs are supplied to several major chains and department store groups. For the year ended December 31, 1996 the "Breaking Waves" label accounted from approximately 33% of the Company's volume, the "All Waves" label 38%, the "Daffy" label 29%, private labels 0% and the "Huk A Poo" label 0%.

         The Company sells its swimwear and accessory items through its showroom sales staff and through independent representatives. The Company's customers include the Dillard and Federated department store groups, as well as Kids R Us, Sears, Wal-Mart, T.J. Maxx and Marshalls. For the years ended December 31, 1996 and 1995 the Company had one customer, Dillards Department Stores, which accounted for approximately 16% and 20%, respectively, of total revenues. For the three months ended March 31, 1997, the Company had two customers, Dillards Department Stores and WalMart Department Stores which accounted for 14% and 23%, respectively, of revenues. The loss of either customer or any group of customers could have a material adverse affect on the Company's results of operations. Some of the Company's customers, including large retail department store chains, have recently experienced financial difficulties and some have filed for protection under the federal bankruptcy laws. The Company is unable to predict what effect, if any, the financial difficulties encountered by such retailers and other customers will have on the Company's future business.

         The Company does not have any written or oral agreements with its customers. All orders are shipped pursuant to purchase orders received by the Company. Shipments are sent F.O.B. (freight on board, which means that the Company is not responsible for the goods during shipment or for the delivery charge) and payment is due 30 days thereafter. No goods are shipped on consignment, therefore, except for non-conforming or damaged goods, all goods shipped are considered sold.

         In addition to its in-house sales and showroom personnel, the Company's lines are sold by approximately ten independent sales representatives throughout the United States. These representatives service department stores and smaller specialty retailers. The "Daffy Waterwear" line is sold by separate independent representatives. None of these representatives are under contract to the Company, nor do they receive a salary from the Company. They are paid a commission based upon their sales. In addition to showroom sales and sales representatives calling on customers, the Company exhibits its products at major trade shows. End of season and discontinued merchandise is sold to off-price stores.

Work in Progress

         The Company manufactures its lines during the month of June to December based on the Company's knowledge of the market and past sales histories. Customer orders start arriving in June and July, goods are reordered by customers on a continual basis through the following June. The quantity of open purchase orders at any date may be affected by, among other things, the timing and recording of orders. The Company does not sell on consignment and does not accept return of products other than imperfect goods or goods shipped in error.

         The major design work takes place from June to November. Goods are manufactured, printed and sewn overseas from June to December. Finished garments are shipped from the factory to a public warehouse in Los Angeles for shipments to retailers. The majority of shipments to retailers occurs from November to May, with January through March being the peak shipping time.

Trademarks and Licensing

         The Company relies on common law trademarks for use of its private label swimwear lines. In addition, the Company has entered into a licensing agreement with Beach Patrol, Inc., to use the trademark "Daffy's Waterwear." Beach Patrol supplies prints and designs under this agreement which are used for the Daffy's woman's line. Pursuant to the licensing agreement the Company has the right to use those designs for a children's line under the Daffy's Waterwear label. The license agreement commenced January 1, 1996, is for an initial period of 30 months, broken up into an initial six month period with two additional 12 month periods the last of which expires on June 30, 1998. In addition, the Company has the right to extend the agreement for three additional one year periods the last of which expires on June 30, 2001. The Company shall pay to Beach Patrol, Inc., the greater of 5% of net sales and the minimum trademark royalty fee. The minimum fee is $75,000 for the first six month term and increases each year to $200,000 in the event all extensions are exercised by the Company.

         The Company has also filed to register additional trademarks in the United States, which applications are currently pending. There can be no assurance that such additional trademarks will be registered or if registered, that such marks, as well as other currently registered marks or marks licensed by the Company will be adequately protect against infringement. In addition, there can be no assurance that the Company will not be found to be infringing on another company's trademark. In the event the Company finds another party infringing upon its trademark, if registered, or is found by another company to be infringing upon such company's trademark, there can be no assurances that the Company will have the financial means to litigate such matters.

Competition

         There is intense competition in the swimwear apparel industry in which the Company participates. The Company competes with many other manufacturers in these markets, many of which are larger and have greater resources than the company. Major competitors in the swimwear industry include "Ocean Pacific," "Gottex" and "Speedo." Also department store and retailer have their own private label programs, which are the major competition in the mass merchant business.

         The Company's business is highly competitive, with relatively insignificant barriers to entry and with numerous firms competing for the same customers. The Company is in direct competition with local, regional and national clothing manufacturers, many of which have greater resources and more extensive distribution and marketing capabilities than the Company. In addition, many large retailers have recently commenced sales of "store brand" garments which compete with those sold by the Company. Management believes that the Company's market share is not significant in its product lines.

         Many of the national clothing manufacturers have extensive advertising campaigns which develop and reinforce brand recognition. In addition, many of such manufacturers have agreements with department stores and national retail clothing chains to jointly advertise and market their products. Since the Company does little advertising and has no agreement with any department store or national retail chain to advertise any of its products, the Company competes with companies which have brand names which are well known to the public. It can be expected that a retail shopper will buy a garment from a "brand name" entity before that of an unknown entity, if all other factors are equal.

Seasonality

         The Company believes that its business may be considered seasonal with a large portion of its revenues and profits being derived between December and June for shipments being made between November and May. Each year from June to November the Company engages in the process of designing and manufacturing the following seasons swimwear lines, during which time the Company incurs the majority of its expenses, with limited revenues. There can be no assurances that revenues received during December to June will support the Company's operations for the rest of the year.

Employees

         The Company has two executive officers which oversees the operations of its subsidiaries, one administrative assistant and no other employees. D.L. Productions, Inc. is a movie production company which hires a production staff and actors/actress per production. Most screenwriters, performers, directors and technical personnel who will be involved in the films are members of guilds or unions which bargain collectively with producers on an industry-wide basis from time to time. Any work stoppages or other labor difficulties could delay the production of the films, resulting in increased production costs and delayed return of investments. Breaking Waves has three executive officers, including two vice-presidents in charge of design, merchandising, marketing and sales, as well as two administrative assistants. Breaking Waves has approximately 20 independent road sales people.

Property

         The Company's executive offices are located at 14 East 60th Street, Suite 402, New York, New York 10022, (212) 688-9223. The Company entered into a Lease Agreement for approximately 2,600 square feet. The lease term is for a period of five years with an option by the Company to terminate after three years, with a current annual rental payment of approximately $68,000. Breaking Waves has its executive offices and showroom located at 112 West 34th Street, New York, New York, which combined is approximately 1,400 square feet.

The lease is for a term of 10 years until May 31, 2000 at a current annual rental payment of $46,200, which shall increase to $49,500 for the balance of the term commencing in June 1997. Breaking Waves has a design office in Miami, Florida located at 8410 N.W. 53rd Terrace, where it rents approximately 778 square feet at an annual fee of $9,336 for a period of 12 months until February 1997, which it plans on reviewing on an annual basis.

Legal Proceedings

         The Company is not a party to any material litigation and is not aware of any threatened litigation that would have a material adverse effect on its business.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The Company was organized in December 1995 and acquired Breaking Waves, Inc. on September 24, 1996. The results of operations for the year ended December 31, 1996 are comprised of Breaking Waves from September 24, 1996 (the acquisition date) and general and corporate overhead expenses of the Company. The Company has begun to sell and distribute the Motion Picture in foreign markets and is currently seeking a domestic distribution deal for the Motion Picture. Results of operations for the Company and Breaking Waves have been discussed separately.

Results Of Operations

For the year ended December 31, 1996 as compared to the year ended December 31, 1995

         The consolidated financial statements at December 31, 1996 include the accounts of the Company and its wholly owned subsidiaries, D.L. Productions, Inc. and Breaking Waves after elimination of all significant inter-company transactions and accounts. Additionally, purchase accounting requires the elimination of all operating transactions of the acquired subsidiary from the inception of its fiscal year to the date of acquisition. The consolidated statement of operations and consolidated statement of cash flows for the year ended December 31, 1996 reflects the transactions of the subsidiary, Breaking Waves, for the period from September 24, 1996, the acquisition date, to December 31, 1996.

          Since the Company was incorporated on December 1, 1995, and no operations incurred through December 31, 1995, no discussion is applicable for the year ended December 31, 1995. From September 24, 1996 (the date Hollywood acquired Breaking Waves) to December 31, 1996 the Company's subsidiary, Breaking Waves, generated sales amounting to $1,217,152 with cost of sales amounting to $667,722. Breaking Waves generated operating profit amounting to approximately $294,908. Operating profit is total revenue less cost of sales and selling, general and administrative expenses. Accordingly, of the total selling, general and administrative expenses amounting to $675,416, $246,654 were incurred by Breaking Waves with the remainder amounting to $428,762, incurred by the Company. The major components of the total selling, general and administrative expenses of the Company are composed of the following: $58,750 of consulting expenses paid to an officer of the Company whereby $40,000 was paid in cash with the remainder in 7,500 shares of common stock at $2.50 per share;

$62,500 of consulting expenses paid to two officers of the Company paid in the form of 100,000 shares of common stock at $2.50 per share which vest June 30, 1997 and 1998; and amortization of organization costs and acquisition costs of $42,738. The remainder of expenses amounting to approximately $264,774 is composed of rent amounting to $15,666, officer's salaries and related payroll taxes amounting to approximately $105,670, legal and professional fees of $85,537 and miscellaneous office expenses of $57,901.

         For  the  year  ended  December  31,  1996,  the  Company   reported  a
consolidated loss amounting to $221,982 which was primarily a result of general and corporate expenses incurred by the Company.

         For the three months ended March 31, 1997 as compared to the three months ended March 31, 1996.

         Since the Company was incorporated on December 1, 1995, and no operations incurred through March 31, 1996, no discussion is applicable for the three months ended March 31, 1996.

         From January 1, 1997, to March 31, 1997 the Company's subsidiary, Breaking Waves, generated sales amounting to $2,441,081 with cost of sales amounting to $1,465,799. Breaking Waves generated net income amounting to approximately $372,000. Of the total selling, general and administrative expenses amounting to $670,943, $414,279 were incurred by Breaking Waves with the remainder amounting to $256,664, incurred by the Company.

         The major components of the total selling, general and administrative expenses of the Company are composed of the following: $23,600 of consulting expenses paid to an officer of the Company; $55,209 of consulting and compensation expenses paid to officers of the Company paid in the form of common stock; $30,130 of officer's compensation by forgiveness of note receivable; and amortization of organization costs of $6,250. The remainder of expenses amounting to approximately $555,754 is composed of rent amounting to $34,000; officer's salaries of $89,016; other salaries and related payroll taxes amounting to approximately $97,170; legal and professional fees of $11,801; miscellaneous corporate overhead of $113,295; and selling expenses of $210,472.

         For the three months ended March 31, 1997, the Company reported a consolidated net income amounting to $127,379 after an estimated provision for income taxes amounting to approximately $69,827.

Liquidity And Capital Resources

         On September 24, 1996, the Company successfully completed its public offering. As a result, the Company sold 800,000 shares and 1,840,000 Warrants of which 240,000 Warrants were sold pursuant to the underwriter's over-allotment option. The Company yielded a total net proceeds of $3,813,294 after deducting underwriter discount and non-accountable expense allowance and offering expenses. Simultaneously with the offering, the Company charged all deferred offering costs incurred to additional paid-in capital which totaled $996,182. At March

31, 1997 and at December 31, 1996, the Company has a working capital amounting to $4,551,016 and $4,629,441 respectively. It is not anticipated that the Company will be required to raise any additional capital within the next twelve months, since no material change in the number of employees or any other material events are expected to occur.

         Pursuant to a stock purchase agreement dated May 31, 1996 among the Company, EVC, Breaking Waves and its shareholders, the Company on September 24, 1996 issued 150,000 shares of Common Stock in exchange for all of the issued and outstanding capital stock of Breaking Waves. The transaction has been accounted for using the purchase method of accounting, and, accordingly, the accompanying consolidated financial statements include the results of operations of Breaking Waves from the date of acquisition, September 24, 1996. As a result of the transaction, excess of cost over net assets acquired totaling $1,064,283 has been recorded and will be amortized over their useful lives of the related assets of fifteen (15) years. Amortization expense from September 24, 1996 to December 31, 1996 totaled $17,738.

         In conjunction with such Agreement, a previous stockholder of Breaking Waves entered into a two year consulting agreement effective January 1, 1996 with Breaking Waves for an annual consulting fee of $100,000. Additionally, pursuant to the Agreement, the previous stockholders of Breaking Waves agreed not to compete with the Company for a period of four years from the consummation thereof. Prior to the consummation of the Company's IPO, during September 1996, Breaking Waves performed a re-capitalization and exchanged all its common stock for new common stock, and for a series of preferred stock. Pursuant to the Agreement, Breaking Waves issued 5,600 shares of its newly authorized Series A Preferred Stock to its previous stockholders in proportion to their respective holdings. The holders of the shares of the Series A Preferred Stock shall have the right to redemption whereby, on each of January 1, 1997 and 1998 subject to legally available funds, Breaking Waves shall redeem one half of the outstanding shares of the Series A Preferred Stock, at a redemption price of $100 per share on a pro rata basis. During January 1997, Breaking Waves redeemed 2,800 shares of its Series A preferred stock for a total of $280,000.

         On April 4, 1991, Breaking Waves entered into an accounts receivable financing agreement with NationsBanc Commercial Corp. ("Nations") to sell their interest in all present and future receivables without recourse. Breaking Waves submits all sales orders to Nations for credit approval prior to shipment, and pays Nations .75% of the gross amount of the receivables. Nations retains from amounts payable to Breaking Waves a reserve for possible obligations such as customer disputes and possible credit losses on unapproved receivables. Breaking Waves may take advances of up to 85% of the purchase price on the receivables, with interest charged at the rate of 13/4% over prime. Interest charged to expense totaled approximately $67,173 from September 24, 1996, date of acquisition to December 31, 1996. For the three months ended March 31, 1997 interest expense amounted to $72,445. Nations has a continuing interest in Breaking Waves's inventory as collateral for the advances.

         On October 16, 1995, Breaking Waves entered into a license agreement with Beach Patrol, Inc. ("BPI") for the exclusive use of certain trademarks in the United States. The agreement commenced January 1, 1996 and is for an initial period of thirty (30) months divided into one (1) six month, and two (2) twelve month terms with the option to extend the agreement for an additional three (3) 12 month term periods. In exchange, Breaking Waves will pay BPI the greater of 5% of net sales, as defined, or the guaranteed minimum trademark royalty ("GMTR"). The GMTR ranges from $75,000 for the first term to $200,000 for the sixth term. In addition, Breaking Waves is obligated to pay BPI 2% of net sales for showroom/advertising expenses, and to spend an additional 1% of net sales for advertising. A minimum guaranteed showroom/advertising expense will be payable for the first three terms. BPI has the option to terminate the agreement if Breaking Wave's net sales do not reach specified levels, ranging from $1,000,000 for the first term to $4,000,000 for the sixth term. From September 24, 1996 (the date of acquisition) to December 31, 1996, Breaking Waves incurred royalty and advertising expenses amounting to approximately $26,000. For the three months ended March 31, 1997, royalty and advertising expense amounted to $35,500.

         During May, 1996, the Company established the 1996 Senior Management Incentive Plan ("Incentive Plan") pursuant to which 250,000 of common stock are reserved for issuance. The Incentive Plan is designed to serve as an incentive for retaining qualified and competent key employees, officers and directors of the Company. During June 1996, pursuant to such plan the Company issued 50,000 shares to each of two officers of the Company. 50% of such shares issued will vest 12 months from the issuance date and the remaining 50% will vest 24 months from the issuance date. Such shares were valued at 50% of the IPO price of $2.50. Accordingly, the Company recorded a deferred compensation amounting to $250,000 which is being amortized as the shares vest. As of December 31, 1996, $62,500 has been amortized as a compensation expense. During January 1997, 25,000 of these shares were canceled and the vesting schedule for the remaining shares terminated whereby the shares became fully vested. For the three months ended March 31, 1997, $46,875 has been amortized as a compensation expense.

         During December 1996, the Company entered into an employment agreement with two of the officer's of Breaking Waves, whereby 5,000 shares each of common stock of the Company was issued as compensation for services. Accordingly, the Company recorded deferred compensation amounting to $25,000, which is being amortized as the shares vest. For the three months ended March 31, 1997, $8,334 has been amortized as compensation expenses.

         On March 14, 1997, the Company granted to two (2) employees, the Company's President and an officer, options to purchase 100,000 and 50,000 shares of common stock, respectively. Each option provides for an exercise price equal to the fair market value at the date of grant, or $5.00 per share. The options are exerciseable upon vesting and expires March 14, 2001. Fifty (50%) of the underlying shares to the options vest on March 14, 1998 and the remaining shares vest on March 14, 1999. In accordance with Financial Accounting Standard No. 123, the Company has estimated that the fair market value of the shares at the exercise dates will not exceed the per share option exercise price, hence, no additional compensation expense is recognized by the Company at the date of grant.

         Pursuant to co-production and property purchase agreements dated March 15, 1996, as amended, the Company, through is wholly owned subsidiary, D.L. Productions, Inc., acquired the rights to co-produce a motion picture and has agreed to finance the costs of production and distribution of such motion picture with the co-producer agreeing to finance $100,000 of the costs of production. The Company retains all rights to the motion picture, the screenplay, and all ancillary rights attached thereto. Pursuant to the terms of the agreements with the stars of the motion picture, the two stars each have the right to receive $50,000 against a 5% participation fee based on revenues from the first proceeds received from the distribution of the Motion Picture. Thereafter, the Company shall have the right to all subsequent revenues until the first $990,000 of their initial investment is repaid. The next proceeds received by the Company shall be distributed as follows: (i) 5% of revenues to each of the two stars up to a maximum of $250,000, at which time their distribution decreases to 2%; (ii) the Company and the co-producer shall receive the remainder of their initial investment; (iii) the Company and the co-producer each receives revenues up to 25% and 35%, respectively, of each parties initial investment; (iv) the co-producers shall receive their deferred compensation for writing, production and direction; and
(v) all revenues in excess of (i), (ii) (iii) and (iv) shall first be used to repay any distribution costs incurred, with the remainder to the Company and co-producer at a rate of 75% and 25%, respectively. As of March 31, 1997 the Company has invested a total of $1,556,702 in D.L. Productions, Inc. for the co-production and distribution of such motion picture whereas the co-producers have invested $100,000 of such amount in D.L. Productions, Inc. which has been recorded as a capital contribution by the Company.

         For the three months ended March 31, 1997, the Company provided cash for operating activities amounting to $24,532. The major components of such use of cash was for the payment of amounts due Breaking Wave's factor of $1,320,604. The majority of cash for operating activities amounting to $1,127,468 was provided from sales of inventory. For the three months ended March 31, 1997, the Company used $291,614 cash for investing activities of which $280,000 was for the partial redemption of Breaking Wave's preferred stock, pursuant to the purchase agreement.

         For the year ended December 31, 1996, the Company used net cash for operating activities amounting to $1,899,878. The major components of such use of cash was for the acquisition of Breaking Waves inventory and the costs incurred for the production of the motion picture which totaled an aggregate of $3,334,165. The majority of cash for operating activities amounting to $1,434,686 was provided from advances from the factor (NationsBanc).
 For the year ended December 31, 1996, the Company obtained financing of $4,548,204 of cash which was primarily from the Company's initial public offering.

                                   MANAGEMENT

Officers and Directors.

         The names, ages and positions of the Company's executive officers and directors are as follows:

         Name                                        Age               Position

         Harold Rashbaum                             70                President, CEO and Director

         Robert DiMilia                              51                Vice President, Secretary and
                                                                       Director

         Alain A. Le Guillou, M.D.                   40                Director


     The directors of the Company are elected annually by its stockholders and the officers of the Company are appointed annually by its Board of Directors. Vacancies on the Board of Directors may be filled by the remaining directors. Each current director and officer will hold office until the next annual meeting of stockholders, or until his successor is elected and qualified. All outside directors receive a directors' fee of $1,000 per month, for their participation as a director. The sole outside director is Alain D. Le Guillou, M.D. The Company does not have key man insurance on the life of any of its officers or directors. Harold Rashbaum is the father-in-law of Alain A. Le Guillou, M.D. On January 10, 1997, Robert Melillo and the Company mutually agreed to the resignation of Mr. Melillo as the President, Chief Executive Officer and Director of the Company. At such time, Harold Rashbaum was appointed as President and Chief Executive Officer of the Company. Mr. Melillo remained as a consultant to the Company at a weekly fee of $600 until April 1, 1997.

     Harold Rashbaum has been the President, Chief Executive Officer, and director of the Company since January 1997. Mr. Rashbaum had served as Secretary and Treasurer of the Company since May 1996. When Robert Melillo, former President and Chief Executive Officer, resigned Mr. Rashbaum was elected as President and Chief Executive Officer. Since May 1996, Mr. Rashbaum served as the secretary, treasurer and a director of D.L. Productions, Inc. and became President in January 1997. From January 1991 to March 1992, he was a consultant for National Wholesale Liquidators, Inc., a retailer of household goods and housewares. From February 1996 to present, Mr. Rashbaum has been the president and a director of H.B.R. Consultant Sales Corp., of which his wife is the sole stockholder. From March 1992 to June 1995, Mr. Rashbaum was a consultant to 47th Street Photo, Inc., a retailer of electronics, which position was at the request of the bankruptcy court, during the time it was in Chapter 11. Mr. Rashbaum was a consultant for Play Co. Toys & Entertainment Corp., since June 1995 and became the Chairman of the board in October 1996, which company is a wholesaler and retailer of children's toys.

     Robert DiMilia, has been a Director, Vice President and Secretary of the Company since January 10, 1997, prior to thereto he was a consultant to the Company with respect to the production of the Motion Picture. From 1991 to 1994 Mr. DiMilia was a vice-president for The Bon Bon Group a national payroll/accounting entertainment service company. From March 1995 to May 1996 Mr. DiMilia was a media and marketing consultant in the film industry working on a variety of projects.

     Alain A. Le Guillou, M.D. has been a director of the Company since May 1996. Since July 1995, Dr. Guillou has been a doctor of Pediatrics at Montefiore Medical Group. From July 1992 to June 1995 Dr. Guillou was a Pediatric resident at the University of Minnesota, Gillette Hospital, St. Paul, Minnesota. From July 1991 to June 1992 Dr. Guillou was an intern at Montefiore Medical Center, Bronx, N.Y. Dr. Guillou is the son-in-law of Harold Rashbaum.

Significant Employees

         Dan Stone, 61, had been the chairman of the board of Breaking Waves since its inception in 1991 until the consummation of the Acquisition in September 1996, at which time he became a consultant Mr. Stone has been the president and a director of D. Stone Industries, Inc., and Dan Stone Industries, Inc. since their inceptions in 1981 and 1991, respectively.

         Malcolm   Becker,   61,   has  been  the   vice-president   of  design,
merchandising and production of Breaking Waves, Inc., since its inception in 1991.

         Michael Friedland, 59, has been the vice-president of design, marketing and sales of Breaking Waves, Inc., since its inception in 1991.

         The Company has agreed to indemnify its officers and directors with respect to certain liabilities including liabilities which may arise under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to any charter, provision, by-law, contract, arrangement, statute or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person of the Company in connection with the Securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Executive Compensation

Summary of Cash and Certain Other Compensation

         The following provides certain information concerning all Plan and Non-Plan (as defined in Item 402 (a)(ii) of Regulation S-B) compensation awarded to, earned by, paid by the Company during the period ended December 31, 1996 to each of the named executive officers of the Company.

                           Summary Compensation Table

                                                             Securities         Restricted Securities
Name and Principal                                           Underlying         Underlying                All Other
Position                            Year         Salary($)   Options/SARS ($)   Award                     Compensation
--------                            ----         ---------   ----------------   -----                     ------------

Harold Rashbaum                     1996 (1)     26,000      100,000 (2)        50,000 (3)                --
Chief Executive Officer
President

Robert Melillo                      1996 (4)     69,200      --                 25,000 (5)                --
Former Chief Executive Officer

     1. In October 1996, Mr. Rashbaum began receiving a salary of approximately $100,000 per annum. At the closing of the Company's initial public offering H.B.R. Consulting Sales, Corp., a company controlled by Mr. Rashbaum and owned by his wife received 7,500 shares of Common Stock and a consulting fee of $40,000.

     Includes options to purchase shares of Common Stock issued in March 1997 under the Company's Senior Management Incentive Plan. Includes shares issued under the Senior Management Incentive Plan in June 1996, subject to a vesting schedule. See "Senior Management Incentive Plan". 1 Mr. Melillo received an annual salary of $104,000 per annum up and through January 10, 1997, when he resigned as an officer and director of the Company. He continued as a consultant until April 1997 and received a consulting fee of $600 per week. See "Management". Mr. Melillo received 50,000 shares of Common Stock in the Company pursuant to the Company's Senior Management Incentive Plan, subject to a vesting schedule, whereby 25,000 shares would vest in each of June of 1997 and 1998. Upon the resignation of Mr. Melillo on January 10, 1997, he returned 25,000 shares to the Company and the Company agreed that the remaining shares should be vested.

Employment and Consulting Agreements

         Prior to Harold Rashbaum becoming an officer and director of the Company, he provided consulting to the Company through H.B.R. Consultant Sales Corp., ("HBR"), a Company of which he is an officer and director and of which his wife is the sole stockholder. HBR entered into an oral consulting agreement with the Company whereby, it will receive 5% of the net profits of the Motion Picture received by the Company. In addition, HBR received $40,000 and 7,500 shares of the Company's Common Stock at the closing of the Company's initial public offering. Mr. Rashbaum receives a salary of $156,000 per annum for being an officer or director of the Company. In addition, Mr. Rashbaum received 50,000 shares of Common Stock under the Company's Senior Management Incentive Plan which shares vest at the rate of 25,000 shares on each of June 1997 and 1998. Pursuant to the restricted share agreement the shares only vest if Mr. Rashbaum continues to provide services to the Company. Shares not vested shall be returned to the Company's treasury. In March 1997, the Company granted Mr. Rashbaum as chief executive officer an option to purchase 100,000 shares at $5 1/8 per share, pursuant to the Company's Senior Management Incentive Plan.

     Dan Stone entered into a two year consulting agreement with Breaking Waves as of

January 1996, pursuant to which he oversees the operation of Breaking Waves in return for a yearly consulting fee of $100,000. Mr. Stone received $50,000 from the proceeds of the Company's initial public offering, as payment in advance of half of the 1997 consulting fee, the balance of which is being paid in weekly installments.

         In November 1997, Breaking Waves entered into 3 year employment agreements with each of Malcolm Becker and Michael Friedland. The agreements provide for a salary of $110,000 for the term of employment and the receipt of shares of the Company's Common Stock in each year of the agreements. The number of shares of the Common Stock shall be equal to a Market Value (as hereinafter defined) of $25,000 on the date of issuance, subject to a vesting schedule. The vesting schedule shall be as follows; (i) 1/2 of the shares received on the date hereof shall vest 90 days from the date hereof with the balance vesting 270 days from the date hereof and (ii) on each subsequent annual issuance commencing November 27, 1997, 1/2 of the shares shall vest six months from issuance with the balance vesting on the following anniversary. The shares vest pursuant to restricted share agreements. "Market Value" shall mean (i) $5.00 per share with respect to the shares issued in November 1996 and (ii) the average of the closing bid and asked prices for a share of Common Stock for a period of 30 days ending five days prior to the date of issuance, as officially reported by the principal securities exchange on which the Common Stock is quoted. The agreements include no-disclosure and non-compete clauses.

Senior Management Incentive Plan

         In May 1996, the Board of Directors adopted the Senior Management Incentive Plan (the "Management Plan"), which was adopted by stockholder consent. The Management Plan provides for the issuance of up to 250,000 shares of the Company's Common Stock in connection with the issuance of stock options and other stock purchase rights to executive officers and other key employees and consultants.

         The Management Plan was adopted to provide the Board of Directors with sufficient flexibility regarding the forms of incentive compensation which the Company will have at its disposal for rewarding executive officers, employees and consultants of the Company or a subsidiary or the Company, who render significant services to personnel equity ownership in the Company through the grant of stock  options  and other  rights  pursuant to the  Management  Plan to
enable  the  Company  to  attract  and  retain   qualified   personnel   without
unnecessarily depleting the Company's cash reserves. The Management Plan is designed to augment the Company's existing compensation programs and is intended to enable the Company to offer a personal interest in the Company's growth and success through awards of either shares of Common Stock or rights to acquire shares of Common Stock to individuals who provide significant services to the Company.

         The Management Plan is intended to help the Company attract and retain key executive management personnel whose performance is expected to have a substantial impact on the Company's long-term profit and growth potential by encouraging and assisting those persons to acquire equity in the Company. It is contemplated that only employees who perform services of special importance to the Company will be eligible to participate under the Management Plan. A total of 250,000 shares of Common Stock has been reserved for issuance under the Management

Plan. It is anticipated that awards made under the Management Plan will be subject to three-year vesting periods, although the vesting periods are subject to the discretion of the Administrator (as defined below).

         The Management Plan is to be administered by the Board of Directors or a committee of the Board, if one is appointed for this purpose (the Board or such committee, as the case may be, will be referred to in the following description as the "Administrator"). Members of the Board of Directors who are eligible for awards or have been granted awards may not vote on any matters affecting the administration of the Management Plan or the grant of any award thereunder. Subject to the specific provisions of the Management Plan, the Administrator will have the discretion to determine the recipients of the awards, the nature of the awards to be granted, the dates such awards will be granted, the terms and conditions of awards and the interpretation of the Management Plan, except that any award granted to any employee of the Company who is also a director of the Company will also be subject, in the event the persons serving as members of the Administrator of such plan at the time such award is proposed to be granted do not satisfy the requirements regarding the participation of "disinterested persons" set forth in Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the approval of an auxiliary committee consisting of not less than three individuals (all of whom qualify as "disinterested persons" as defined under Rule 16b-3. In the event the Board of Directors deems the formation of an auxiliary committee impractical, the Board is authorized to approve any award under the Management Plan. As of the date hereof, the Company has not yet determined who will serve on such auxiliary committee, if one is required. The Management Plan generally provides that, unless the Administrator determines otherwise, each option or right granted under the plan will become exercisable in full upon certain "change of control" events as described in the plan.

         If any change is made in respect of the Common Stock subject to the Management Plan or subject to any right or option granted under the Management Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Administrator will make appropriate adjustments to the Management Plan and the number of shares and price per share of Common Stock subject to outstanding rights or options. Generally, the Management Plan may be amended by action of the Board of Directors, except that any amendment which would change the class of securities subject to the plan, increase the total number of shares subject to such plan, extend the duration of such plan, materially increase the benefits accruing to participants under such plan, or change the category of persons who can be eligible for awards under such plan must be approved by the affirmative vote of the owners of a majority of Common Stock entitled to vote. The Management Plan permits awards to be made thereunder until November 2004.

         Directors who are not otherwise employed by the Company will not be eligible for participation in the Management Plan. The Management Plan provides for four types of awards: stock options, incentive stock rights, stock appreciation rights (including limited stock appreciation rights) and restricted shares. The Management Plan may be either incentive stock options which qualify as such under the Code ("ISOs") or options which do not qualify under the Code as ISOs ("non-ISOs"). ISOs may be granted at an option price of not less than 100% of the fair market value of the Common Stock on the date of grant, except that an ISO granted to any person who owns Common Stock representing more than 10% of the total combined voting power of all classes of Common Stock of the Company ("10% Stockholder") must be granted at an exercise price of at least 110% of the fair market value of the Common Stock on the date of the grant. The exercise price of non-ISOs may not be less than 85% of the fair market value of the Common Stock on the date of grant. The Administrator will determine the exercise period of the options granted which shall be no less than one year from the date of grant. Non-ISOs may be exercisable for a period of up to 13 years from the date of grant. ISOs granted to persons other than 10% Stockholders may be exercisable for a period of up to 10 years from the date of grant; ISOs granted to 10% Stockholders may be exercisable for a period of up to five years from the date of grant. The aggregate fair market value (determined at the time an ISO is granted) of shares of Common Stock that are subject to ISOs held by a plan participant that may be exercisable for the first time during each calendar year may not exceed $100,000. In March 1997, the Company granted options to purchase 100,000 and 50,000 shares of Common Stock to Harold Rashbaum and Robert DiMilia respectively, at $5.125 per share, 100% of the market price on the date of grant.

         Payment for shares of Common Stock purchased pursuant to exercise of stock options may be paid in full in cash, or by certified check or, at the discretion of the Administrator, (i) by promissory note, (ii) promissory note combined with cash, (iii) by shares of Common Stock having a fair market value equal to the total exercise price or (iv) by a combination of items (i)-(iii) above. The provision that permits the delivery of already owned shares of stock as payment for the exercise of an option may permit "pyramiding". In general, pyramiding enables a holder to use shares of Common Stock owned in order to pay for the exercise of the stock option. This is done by transferring such shares to the Company as payment of the exercise price for the shares purchased pursuant to the exercise of the Option. The value of such shares shall be determined by the market value of the shares at the time of transfer. Thereafter, the shares received upon the exercise of the option could then be used to do the same. Thereby, the holder, may start with as little as one share of Common Stock and, by using the shares of Common Stock acquired in successive, simultaneous exercises of the option, to exercise the entire option, regardless of the number of shares covered thereby, with no additional cash or investment other than the original share of Common Stock used to exercise the option.

         Upon termination of employment, an optionee will be entitled to exercise the vested portion of an option for a period of up to three months after the date of termination, except that if the reason for termination was a discharge for cause, the option shall expire immediately, and if the reason for termination was death or permanent disability of the optionee, the vested portion of the option will remain exerciseable for a period of 12 months thereafter.

Incentive Stock Rights.

         Incentive stock rights consist of incentive stock units each of which is equivalent to one share of Common Stock and may be awarded in consideration for services performed for the Company or any subsidiary. Each incentive stock unit shall entitle the holder thereof to receive, without payment of cash or property to the Company, one share of Common Stock in consideration for services performed for the Company or any subsidiary by the employee, subject to the lapse of the incentive periods, at which time the Company will issue one share of Common Stock for each unit awarded upon the completion of each specified period. If the employment with the Company of the holder of the incentive stock units terminates prior to the end of the incentive period relating to the units awarded, the rights will thereupon be null and void, except that if termination is caused by death or permanent disability, the holder or his/her heirs, as the case may be, will be entitled to receive a pro rata portion of the shares represented by the units, based upon that portion of the incentive period which has elapsed prior to the death or disability.

Stock Appreciation Rights (SARs)

         SARs may be granted to recipients of stock options under the Management Plan. In the discretion of the Board of Directors, SARs may be granted simultaneously with, or subsequent to, the grant of a related stock option and may be exercised to the extent that the related option is exercisable, except that no general SAR (as hereinafter defined) may be exercised within a period of six months of the date of grant of such SAR and no SAR granted with respect to an ISO may be exercised unless the fair market value of the Common Stock on the date of exercise exceeds the exercise price of the ISO. An option holder may be granted general SARs ("general SARs") or limited SARs ("limited SARs"), or both. General SARs permit the holder thereof to receive an amount (in cash, shares of Common Stock or a combination of both) equal to the value of the Common Stock on the exercise date over the exercise price of the related option. Limited SARs are similar to general SARs, except that, unless the Administrator determines otherwise, they may be exercised only during a prescribed period following the occurrence of one or more of the following "change of control" transactions: (i) the approval of the Board of Directors and stockholders of the Company of a consolidation or merger in which the Company is not the surviving corporation, the sale of all or substantially all the assets of the Company, or the liquidation or dissolution of the Company; (ii) the commencement of a tender or exchange offer for the Company's Common Stock (or securities convertible into Common Stock) without the prior consent of the Board; (iii) the acquisition of beneficial ownership by any person or other entity (other than the Company or any employee benefit plan sponsored by the Company) of securities of the Company representing 25% or more of the voting power of the Company's outstanding securities; or (iv) in the event, during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board cease to constitute a majority of the Board, unless the election, or the nomination for election, of each new director is approved by at least a majority of the directors then still in office.

         An SAR holder may exercise his or her SAR rights by giving written notice of such exercise to the company which specifies the number of shares of Common Stock involved. The exercise of any portion of either the related stock option or the tandem SARs will cause a corresponding reduction in the number of shares remaining subject to the option or the tandem SARs, thus maintaining a balance between outstanding options and SARs. SARs have the same termination provisions as the underlying stock options (as described above) in the event an SAR holder ceases to be an employee of the Company.

Restricted Stock Purchase Agreements.

         Restricted share agreements provide for the issuance of restricted shares of Common Stock to eligible participants under the Management Plan. The Board of Directors may determine the price to be paid by the participant for the shares or that the shares may be issued for no monetary consideration. The shares issued shall be subject to restrictions for a stated restricted period during which the participant must continue employment with the Company in order to retain the shares. Payment can be made in cash, a promissory note or a combination of both. The Company issued an aggregate of 125,000 restricted shares of which (i) each of Mr. Rashbaum and Robert Melillo, former chief executive officer, received 50,000 shares and (ii) Charles Rosen, a former consultant to the Company received 25,000 shares. All such shares were subject to a vesting schedule whereby, 1/2 of the shares were to vest in each of June 1997 and 1998. Upon the termination of Mr. Rosen's consulting agreement the 25,000 shares were returned to the Company. In addition, upon the resignation of Mr. Melillo, he returned 25,000 shares to the Company and retained 25,000 shares which became fully vested, pursuant to an agreement.

         Restricted shares awarded under the Management Plan will be subject to a period of time designated by the Administrator (the "restricted period")
during which the recipient vested. The Administrator may also impose other restrictions, terms and conditions that must be fulfilled before the restricted shares may vest. Upon the grant of restricted shares, stock certificates registered in the name of the recipient will be issued and such shares will constitute issued and outstanding shares of Common Stock for all corporate purposes. The holder will have the right to vote the restricted shares and to receive all regular cash dividends (and such other distributions as the Administrator may designate, other than distributions made solely with respect to the restricted shares ("retained distributions")), if any, which are paid or distributed on the restricted shares, and generally to exercise all other rights as a holder of Common Stock, except that, until the end of the restricted period: (i) the holder will not be entitled to take possession of the stock certificates representing the restricted shares or receive retained distributions and (ii) the holder will not be entitled to sell, transfer or otherwise dispose of the restricted shares. A breach of any restrictions, terms or conditions established by the Administrator with respect to any restricted shares will cause a forfeiture of such restricted shares.

         Upon expiration of the applicable restricted period(s) and the satisfaction of any other applicable conditions, the restricted shares and any dividends or other distributions not distributed to the holder (the "retained distributions") thereon will become vested. Any restricted shares and any retained distributions thereon which do not so vest will be forfeited to the Company. If prior to the expiration of the restricted period a holder is terminated without cause or because of a total disability (in each case as defined in the Management Plan), or dies, then, (unless otherwise provided in the restricted share agreement providing for the award of restricted shares) the restricted period applicable to each award of restricted shares will thereupon be deemed to have expired. Unless the Administrator determines otherwise, if a holder's employment terminates prior to the expiration of the applicable restricted period for any reason other than as set forth above, all restricted shares and any retained distributions thereon will be forfeited. Upon forfeiture of any restricted shares, the Company will repay to the holder thereof any amount the holder originally paid for such shares.

         Acceleration of all awards under the Management Plan shares shall occur, under the provisions of Section 13 the Management Plan, on the first day following the occurrence of any of the following: (a) the approval by the stockholders of the Company of an "Approved Transaction"; (b) a "Control Purchase"; or (c) a "Board Change".

         An "Approved Transaction" is defined as (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Company.

         A "Control Purchase" is defined as circumstances in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company) (A) shall purchase any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors, or (B) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire the Company's securities).

         A "Board Change" is defined as circumstances in which, during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office.

                           PRINCIPAL SECURITYHOLDERS

         The following table sets forth certain information at June 30, 1997 and as adjusted to reflect the sale of the 800,000 shares of Common Stock and 1,600,000 Warrants offered by the Company, based upon information obtained by the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the owner of 5% or more of the outstanding shares of Common Stock; (ii) each officer and director; and (iii) all officers and directors as a group.

                                                                           Percent of             Percent of
                                                                           Common Stock           Common Stock
                                                  Number of                Owned Before           Owned After
Name                                              Shares                   Offering               Offering (1)
----                                              ---------                ------------           ------------
European Ventures Corp. (2)                       6,019,000 (3)            78.6%                  59.1 (4)
P.O. Box 47
Road Town, Tortolla, British
Virgin Islands

Harold Rashbaum  (2)                              157,500 (5)               2.5%                  2.5%
c/o Hollywood Productions, Inc.
14 East 60th Street, Suite 402
New York, New York 10022

Alain A. Le Guillou, M.D. (2)                     --                        --                    --
c/o Hollywood Productions, Inc.
14 East 60th Street, Suite 402
New York, New York 10022

Robert DiMilia                                    50,000 (6)                *                     *
c/o Hollywood Productions, Inc.
14 East 60th Street, Suite 402
New York, New York 10022

All Officers and Directors                        207,500 (6)               3.3%                  3.3%
(3 as a Group) (2)-(5)

* Less than 1%

     (1) Does not give effect to the issuance of (i) 4,400,000 shares of Common Stock reserved for issuance upon the exercise of the Warrants, (ii) 240,000 shares of Common Stock reserved for issuance upon the exercise of the underwriter's warrants and the Warrants underlying the underwriter's warrants and (iii) 250,000 shares of Common Stock reserved for issuance under the Company's 1995 Senior Management Incentive Plan, except for the 75,000 shares issued thereunder and the 150,000 shares underlying option grant pursuant thereto.

     (2) Harold Rashbaum is the father-in-law of Ilan Arbel, the sole officer and director of EVC.

     (3) Includes 1,568,000 shares of Common Stock issuable upon the exercise of Warrants owned by EVC.

     (4) Assume sale of 851,000 shares of Common Stock being offered herein. See "Plan of Distribution."

(footnotes continued from previous page)

     (5) Includes (i)50,000 shares of Common Stock under the Senior Management Incentive Plan, pursuant to a vesting schedule, none of which have vested and
(ii) 100,000 shares of Common Stock pursuant to an option granted under the Company's Senior Management Incentive Plan and (iii) 7,500 shares issued to H.B.R. Consultants Sales Corp. in September 1996. See "Executive Compensation-Employment and Consulting Agreements" and "Senior Management Incentive Plan."

     (6) Includes 50,000 shares of Common Stock issuable upon the exercise of an option granted to Robert DiMilia under the Company's Senior Management Incentive Plan.


Plan of Distribution for the Securities of the Selling Securityholder

         This Prospectus also covers the offering of 851,000 shares of Common Stock and 1,154,000 Warrants and the shares of Common Stock issuable upon the exercise of Warrants, owned by one securityholder, EVC, whereby this Prospectus shall be delivered by said Selling Securityholder upon the sale of any securities by said holder. The shares of Common Stock, Warrants and the shares of Common Stock issuable upon the exercise of such Warrants, may be sold, from time to time by the Selling Securityholder. Sales of such securities or even the potential of such sales at any time may have an adverse effect on the market prices of the Securities offered hereby. See "Risk Factors."

         The sale of the securities by the Selling Securityholder may be effected from time to time in negotiated transactions, at fixed prices which may be changed, and at market prices prevailing at the time of sale, or a combination thereof. The Selling Securityholder may effect such transactions by selling directly to purchasers or to or through broker-dealers which may act as agents or principals, including in a block trade transaction in which the broker or dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transactions or purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, or in ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Securityholder may arrange for other brokers or dealers to participate. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Securityholder and/or the purchasers of the securities, as applicable, for which such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Securityholder and any broker-dealers that act in connection with the sale of the shares of Common Stock and/or by the Selling Securityholder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Act. In that connection, the Company has agreed to indemnify the Selling Securityholder and the Selling Securityholder has agreed to indemnify the Company, against certain civil liabilities including liabilities under the Act.

         At the time a particular offer of its securities is made by or on behalf of the Selling Securityholder, to the extent required, a prospectus supplement will be distributed which will set forth the number of shares of Common Stock and/or Warrants being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for shares purchased from the Selling Securityholder and any discounts, commission or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

         Under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, any person engaged in a distribution of Company's Securities offered by this Prospectus may not simultaneously engage in market-making activities with respect to such Company securities during the applicable "cooling off" period (nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Securityholder will be subject to applicable provisions of the Exchange Act and rules and regulations thereunder, including without limitation, Rules 10b-6 and 10b-7, in connection with transactions in such securities, which provisions may limit the timing of purchases and sales of Company securities by the Selling Securityholder.

                            DESCRIPTION OF SECURITIES

         The Company's authorized capitalization consists of 20,000,000 shares of Common Stock, par value $.001 per share. The following summary description of the Common Stock and Warrants are qualified in their entirety by reference to the Company's Articles of Incorporation and all amendments thereto.

Common Stock

         The Company is authorized to issue 20,000,000 shares of Common Stock, par value $.001 per share. As of June 30, 1997, there were 6,092,500 shares issued and outstanding, all of which were fully paid and non-assessable. Holders of Common Stock are entitled to one vote for each share held. There are no preemptive, subscription, conversion or redemption rights pertaining to the Common Stock. Holders of shares of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of assets legally available therefor and to share ratably in the assets of the Company available upon liquidation. See "Certain Relationships and Related Transactions."

         The holders of shares of Common Stock do not have the right to cumulate their votes in the election of directors and accordingly, the holders of more than 50% of all the shares outstanding can elect all of the directors. Remaining stockholders will not be able to elect any directors.

Warrants

         The Warrants and the underlying shares of Common Stock will be in registered form, pursuant to the terms of a warrant agreement (the "Warrant Agreement") between the Company and Continental Stock Transfer & Trust Company, as "Warrant Agent", so that the holders of Warrants will receive upon exercise, registered shares of Common Stock. The following statements are summaries of certain provisions of the Warrant Agreement, copies of which may be examined at the principal corporate offices of the Warrant Agent and a form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following statements are subject to the detailed provisions of the Warrant Agreement.

         Each Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $3.00 for a period of four years commencing one year from the date hereof, until September 9, 2001. On June 23, 1997 the Company's board of directors authorized the Company to decrease the exercise price of the Warrants to $3.00 per share. The Warrantholders will not be requested to exchange their current certificates, but will be notified by mail of the change. Unexercised Warrants will automatically expire at the end of such four year period. Although the Company has no current intention of making any additional changes in reducing the exercise price or extending the exercise period of the Warrants, it is possible that either or both of such changes may be effected by resolution of the Board of Directors in the future. In the event that the exercise price of the Warrants is reduced, or the exercise period of the Warrants is extended, the Company will be required to have a post-effective amendment filed and declared effective before the Warrants could be exercised.

         During the term of the Warrants, the Company may, on 30 days prior notice, commencing September 9, 1997, redeem each Warrant at a price of $.05 per Warrant, provided that the closing bid quotation of the Common Stock for at least 20 consecutive trading days ending on the third day prior to the day on which the Company gives notice of redemption has been at least 170% of the then effective exercise price of the Warrants. The Warrants, however, will be exercisable during such 30-day notice period. In the event that the Company decides to redeem the Warrants, it will notify all Warrantholders thereof by mail and will additionally publish a Notice of Redemption in the Wall Street Journal as to the date of redemption. Redemption of the Warrants could cause the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the then current market price when they might otherwise wish to continue to hold the Warrants, or to accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. The Company will not redeem the Warrants at any time in which its registration statement is not current, enabling investors to exercise their Warrants during the 30 day notice period in the event of a warrant redemption by the Company.

         The exercise price and the number of shares or other securities purchasable upon exercise of any Warrants are subject to adjustment upon the occurrence of certain events, including the issuance of shares of Common Stock as a dividend and any recapitalization, reclassification or split-up or reverse split of the Common Stock. No adjustment in the exercise price will be required to be made with respect to the Warrants until cumulative adjustments amount to $0.01 or more per Warrant; however, any such adjustment not required to be made at any given time due to such exception will be carried forward and taken into account in any subsequent adjustment.

         In the event of any reclassification, capital reorganization, or other similar change of outstanding Common Stock, any consolidation or merger involving the Company (other than a consolidation or merger which does not result in any reclassification, capital reorganization or other similar change in the outstanding Common Stock), or a sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety, each Warrant will thereupon become exercisable only for the kind and number of shares of stock or other securities, assets, or cash to which a holder of the number of shares of Common Stock purchasable (at the time of such reclassification, reorganization, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such reclassification, reorganization, consolidation, merger or sale. In the case of a cash merger of the Company into another corporation or any other cash transaction of the type mentioned above, the effect of these provisions would be that the holder of a Warrant would thereafter be limited to exercising such Warrant at the exercise price in effect at such time for the amount of cash per share that a Warrantholder would have received had such holder exercised such Warrant and received shares of Common Stock immediately prior to the effective date of such cash merger or transaction. Depending upon the terms of such cash merger or transaction, the aggregate amount of cash so received could be more or less than the exercise price of the Warrant.

         The Warrant Agreement contains provisions permitting the Company and the Warrant Agent without the consent of any Warrantholder to supplement the Warrant Agreement in order to cure any ambiguity, to correct any provision contained therein which may be defective or inconsistent with any other provisions therein, or to make other provisions which the Company and the Warrant Agent may deem necessary or desirable and which does not adversely affect the interested Warrantholders by virtue of their ownership of Warrants alone have no right to vote on matters submitted to the Company's stockholders and have no right to receive dividends. The holders of Warrants are also not entitled to share in the Company's assets in the event of dissolution, liquidation or winding up.

         In order for him or her to be able to exercise his or her Warrant, the Company must have a current Registration Statement on file with the Securities and Exchange Commission and, unless otherwise exempt, the State securities commission of the State in which the Warrantholder resides. Accordingly, the Company would be required to file post-effective amendments to its Registration Statement when subsequent events require such amendments in order to continue the registration of the Common Stock underlying the Warrants. Although the Company has undertaken and intends to keep its Registration Statement current, there can be no assurance that the Company will keep its Registration Statement current and, if for any reason it is not kept current, the Warrants will not be exercisable and will lose all value. The Company's Transfer Agent has also been appointed as its Warrant Agent responsible for all record keeping and administrative functions in connection with the Warrants.

Transfer Agent and Warrant Agent.

         The Company's Transfer Agent for its Common Stock and its Warrant Agent is Continental Stock Transfer & Trust Company.

Reports to Stockholders.

     The Company has adopted December 31 as its fiscal year end. The Company furnishes annual reports to its stockholders containing audited financial statements, together with an opinion by an independent certified public accountant. In addition, the Company may, in its discretion, furnish to stockholders interim quarterly reports containing unaudited financial information.

                         SHARES ELIGIBLE FOR FUTURE SALE

         A total of 6,092,500 shares of Common Stock have been issued by the Company of which 4,693,500 shares may be deemed "restricted securities" (as such term is defined in Rule 144 issued under the Act) and, in the future, may be publicly sold only if registered under the Act or pursuant to an exemption from registration thereunder. Rule 144 provides that restricted securities may be sold after having been held for at least one year. Rule 144 also provides that, with respect to "restricted securities" sold for the account of the aggregate amount of securities sold, together with all sales of restricted and other securities of the same class for the account of the "affiliate" within the preceding three months of such sale, shall not exceed the greater of (i) 1% percent of the outstanding shares or other units of such class of securities, or
(ii) the average weekly reported volume of trading in such securities during the four weeks prior to the filing of a Notice of Sale by such "affiliate." As of the date hereof, the Selling Securityholder has 851,000 shares of Common Stock and 1,154,000 Warrants registered for resale, which may be sold from time to time. Initially the Selling Securityholder registered the resale of 1,400,000 shares of Common Stock and 2,000,000. In addition, all of the remaining restricted shares, except for the 150,000 shares issued to the prior stockholders of Breaking Waves in September 1996, have been owned by the holders for in excess of one year. Therefore, after taking into account the shares to be sold by the Selling Securityholder (and without giving effect to any shares of Common Stock which may be issued upon exercise of the Warrants) in each three-month period at least 60,925 shares may be publicly sold under Rule 144 by each holder of "restricted securities" who has held such shares for at least two years.

         A person who is a "non-affiliate" of the Company at the time of sale and for the three months prior thereto and who beneficially owns the securities to be sold for at least three years prior to resale is not subject to any restrictions on the resale of shares. Any such sales under Rule 144 would, in all likelihood, have a depressive effect on the market price for the Company's Common Stock and Warrants.

         All officers, directors and stockholders of the Company, except for the shares owned by EVC being sold herein, have entered into "lock-up" agreements, agreeing not to offer, sell or otherwise dispose of, directly or indirectly, any of their shares of Common Stock or securities convertible into Common Stock for a period of two years until September 1999, excluding the securities being registered for sale by the Selling Securityholder, without the prior written consent of the underwriter of the Company's initial public offering. Though this underwriter has ceased operation, the Company still recognizes these lock-up agreements due to representations made in its prospectus.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In December 1995, in connection with the incorporation of the Company, EVC acquired 5,000,000 shares of the Company's Common Stock and 2,000,000 Warrants for aggregate consideration of $1,100,000. The sale of 1,400,000 shares of Common Stock and 2,000,000 Warrants was registered for resale in the Company's initial public offering of which 549,000 shares and 432,000 Warrants were resold.

     During September 1996, the Company contributed $100,000 to Breaking Waves pursuant to the Agreement whereby simultaneously therewith, Breaking Waves repaid its stockholders' loans amounting to $100,000.

     Prior to the acquisition by the Company, Breaking Waves, along with an affiliate, D. Stone, an entity wholly owned by the previous majority stockholders of Breaking Waves, had issued cross-corporate guarantees to NationsBanc Commercial Corp. for trade acceptances payable. In connection with the acquisition by the Company, such cross-corporate guarantees were replaced by letters of credit issued by the Company.

     During January 1997, Breaking Waves redeemed 2,800 shares of its Series A preferred stock for a total of $280,000.

     Effective March 14, 1997, the Company granted 150,000 options to purchase shares of common stock pursuant to the Company's Incentive Plan. 100,000 options were granted to the Company's President and 50,000 options were granted to an officer.

     Dan Stone entered into a two year consulting agreement with Breaking Waves as of January 1996, pursuant to which he oversees the operation of Breaking Waves in return for a yearly consulting fee of $100,000, which fee is currently being paid in weekly installments. At the closing of the Acquisition, Mr. Stone received $50,000 from the proceeds of the Offering, as payment in advance of half of the 1997 consulting fee.

     In June 1996, the Company issued 50,000 shares of Common Stock to Robert Melillo, the former chief executive officer, president and director of the Company under the Company senior management incentive plan. The shares were to vest at the rate of 25,000 in each of June 1997 and 1998. On January 10, 1997, Mr. Melillo resigned and returned 25,000 shares to the Company. Pursuant to Mr. Melillo's agreement with the Company, the remaining 25,000 shares became fully vested.

     Prior to Harold Rashbaum becoming an officer and director of the Company, commencing in March 1996 he provided consulting to the Company through H.B.R. Consultant Sales Corp., ("HBR"), a Company of which he is an officer and director and of which his wife is the sole stockholder. HBR entered into an oral consulting agreement with the Company whereby it will receive 5% of the net profits of the Motion Picture received by the Company. In addition, HBR received $40,000 and 7,500 shares of the Company's Common Stock at the closing of the Acquisition from the Company. In June 1996 Mr. Rashbaum received 50,000 shares of Common

Stock under the Company's Senior Management Incentive Plan which shares vest at the rate of 25,000 shares on each of June 1997 and 1998.

         See "Executive Compensation-Employment and Consulting Agreements" for a discussion of the Company's employment and consulting arrangements.

         All transactions between the Company and any officer, director or 5% stockholder will be on terms no less favorable than could be obtained from independent third parties and will be approved by a majority of the independent disinterested directors of the Company. The Company believes that all prior affiliated transactions were made on terms no less favorable to the Company than available from unaffiliated parties.

                                 LEGAL OPINIONS

         Legal matters relating to the shares of Common Stock and Warrants will be passed on for the Company by its counsel, Klarman & Associates, New York, New York.

                                     EXPERTS

         The financial statements of the Company as of and for the period from December 31, 1996 and for the year then ended and from the December 1, 1995 (date of inception) to December 31, 1995 have been audited by Scarano & Lipton, P.C., Independent Certified Public Accountants, to the extent and for the period set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in giving said reports. In July 1997, Scarano & Tomaro, P.C. was formed and is considered a successor firm for auditing purposes, which firm has executed the report referenced above and consent annexed hereto.

                             AVAILABLE INFORMATION

              The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the shares of Common Stock and Warrants to which this Prospectus relates. As permitted by the rules and regulations of the Commission, its Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the Shares and Warrants offered hereby, reference is made to the Registration Statement, including the exhibits thereto, which may be copied and inspected at the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C., 20549.

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS





                                                                                               Page
                                                                                               number

Independent auditors' report                                                                   F-1

Consolidated balance sheets at March 31, 1997 (Unaudited)
 and December 31, 1996                                                                         F-2

Consolidated  statements of operations for the three months ended March 31, 1997 and 1996 (Unaudited) and for the year ended December 31, 1996 and from December
 1, 1995 (date of inception)
 to December 31, 1995                                                                          F-3

Consolidated  statement of stockholders' equity for the three months ended March
 31, 1997 (Unaudited) and for the year ended December 31, 1996
 and from December 1, 1995 (date of inception) to December 31, 1995                            F-4

Consolidated  statements of cash flows for the three months ended March 31, 1997 and 1996 (Unaudited) and for the year ended December 31, 1996 and from December
 1, 1995 (date of inception)
 to December 31, 1995                                                                          F-5 - F-6

Notes to consolidated financial statements                                                     F-7 - F-19

                          INDEPENDENT AUDITORS' REPORT





To the Board of Directors and Stockholders of Hollywood Productions, Inc. and Subsidiaries



We have audited the accompanying consolidated balance sheet of Hollywood Productions, Inc. and Subsidiaries (the "Company") as of December 31, 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for year ended December 31, 1996 and from December 1, 1995 (date of inception) to December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1996 and the consolidated results of its operations and cash flows for the year ended December 31, 1996 and from December 1, 1995 (date of inception) to December 31, 1995 in conformity with generally accepted accounting principles.




Scarano & Tomaro, P.C.
Mitchel Field, New York
March 19, 1997

                   HOLLYWOOD PRODUCTION, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                          ASSETS
                                                                           (Unaudited)
                                                                           March 31, 1997 December 31, 1996
Current assets:
    Cash and cash equivalents ..........................................   $ 2,441,181    $ 2,717,629
    Accounts receivable ................................................         4,155         22,351
    Prepaid expenses ...................................................        82,012         86,698
    Inventory ..........................................................       688,058      1,815,526
    Film production and distribution costs .............................     1,556,702      1,518,639
    Advances to related parties ........................................        95,090        115,854
                                                                           -----------    -----------
         Total current assets ..........................................     4,867,198      6,276,697

Deferred compensation, net .............................................        92,013        209,722
Organizational costs, net ..............................................        93,750        100,000
Excess of cost over net assets acquired, net ...........................     1,028,807      1,046,545
Other assets ...........................................................        15,119         10,118
                                                                           -----------    -----------

Total assets ...........................................................   $ 6,096,887    $ 7,643,082
                                                                           ===========    ===========

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable ...................................................   $    38,430    $    81,398
    Accrued expenses ...................................................        52,317         83,584
    Due to factor ......................................................       114,082      1,434,686
    Income taxes payable ...............................................        99,044         35,279
    Deferred taxes payable .............................................        12,309         12,309
                                                                           -----------    -----------
         Total current liabilities .....................................       316,182      1,647,256
                                                                           -----------    -----------

Redeemable preferred stock of subsidiary:
    Series A redeemable preferred stock, 5,600 shares
     authorized, 2,800 and 5,600 issued and outstanding, respectively,
     full liquidation value of $280,000 and $560,000, respectively .....       280,000        560,000

Commitments and contingencies (Note 7) .................................          --             --

Stockholders' equity:
    Common stock - $.001 par value, 20,000,000 shares authorized,
     6,092,500 and 6,117,500 shares issued and outstanding, respectively         6,093          6,118
    Additional paid-in capital .........................................     5,589,215      5,651,690
    Accumulated deficit ................................................       (94,603)      (221,982)
                                                                           -----------    -----------
         Total stockholders' equity ....................................     5,500,705      5,435,826
                                                                           -----------    -----------

Total liabilities and stockholders' equity .............................   $ 6,096,887    $ 7,643,082
                                                                           ===========    ===========

           See accompanying notes to consolidated financial statements




                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

         (Unaudited)
                                                                                                    From December 1,
                                                 For the Three Months      For the year ended       1995 (date of
                                                     Ended March 31,        December 31, 1996       inception) to
                                              1997             1996           (Note 2a)             December 31, 1995
                                              -------------    ------     -------------------    --------------------

Net sales .................................   $ 2,441,081      $--              $  1,217,152             $   --

Cost of sales .............................     1,465,799       --                   667,722                 --


Gross profit ..............................       975,282       --                   549,430                 --

Expenses:
    Selling, general and administrative
     expenses .............................       670,943       --                   657,678                 --
    Amortization of excess of costs over
     net assets acquired ..................        17,738       --                    17,738                 --

Total expenses ............................       688,681       --                   675,416                 --

Income (loss) before other income
 (expenses) and provision for income taxes        286,601       --                  (125,986)                --

Other income (expense):
    Interest and finance expense ..........      (122,999)      --                   (85,099)                --
    Interest income .......................        33,604       --                    38,386                 --

         Total other income (expense) .....       (89,395)      --                   (46,713)                --

Income (loss) before provision for
 income taxes .............................       197,206       --                  (172,699)                --

Provision for income taxes ................        69,827       --                    49,283                 --

Net income (loss) .........................   $   127,379       $--             $   (221,982)              $ --

Income (loss) per common equivalent shares:
    Net income (loss) .....................   $       .02       $ nil           $       (.04)              $ Nil

Weighted average number of
 common shares outstanding ................     6,092,500       5,000,000          5,331,877            5,000,000

           See accompanying notes to consolidated financial statements

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
            FOR THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED) AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
       AND FROM DECEMBER 1, 1995 (DATE OF INCEPTION) TO DECEMBER 31, 1995



                                                                                Additional                        Total
                                                Common Stock                    Paid-in          Accumulated      Stockholders'
                                            Shares           Amount             Capital          Deficit          Equity
Issuance of shares upon
 capitalization at the Company .............5,000,000    $     5,000            $ 1,095,000      $  --             $ 1,100,000

Balances at December 31, 1995 ..............5,000,000          5,000            1,095,000           --             1,100,000

Contributed capital in connection with
 co-production and property purchase
 agreement (Note (7e)) .....................    --             --               100,000             --             100,000

Issuance of common stock as
 consideration for services
 rendered to the Company ...................50,000             50               124,950             --             125,000

Issuance of common stock and warrants in
 connection with the initial public
 offering ..................................800,000            800              4,459,440           --             4,460,240

Costs associated with initial
 public offering ...........................  --             --                 (996,182)           --             (996,182)

Issuance of common stock in connection
 with acquisition of Breaking Waves ........150,000            150              574,850             --             575,000

Issuance of common stock in connection with
Senior Management  Incentive Plan as
 consideration for services rendered
 to the Company ............................100,000            100              249,900             --             250,000

Issuance of common stock pursuant to a
 consulting agreement as consideration for
 services rendered to the Company ..........  7,500              8              18,742              --             18,750

Issuance of common stock pursuant to a
 management employment agreement for
 services rendered to the Company .......... 10,000             10              24,990              --             25,000

Net loss for the year
 ended December 31, 1996 ...................   --             --                --                  (221,982)      (221,982)

Balances at December 31, 1996 ............6,117,500          6,118              5,651,690           (221,982)      5,435,826

Cancellation of common stock in connection
 with the Senior Management  Incentive
 Plan as consideration for
 services rendered to the Company ........ (25,000)           (25)              (62,475)            --             (62,500)

Net income for the three months ended
 March 31, 1997 ..........................    --             --                 --                  127,379        127,379

Balances at March 31, 1997 ...............6,092,500    $     6,093              $ 5,589,215    $   (94,603)        $ 5,500,705

           See accompanying notes to consolidated financial statements

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  (Unaudited)                For the year      From December
                                                           For the three months ended        ended December    1, 1995 (date
                                                                    March 31,                31, 1996          of inception) to
                                                             1997           1996             (Note 2a)         December 31, 1995
                                                           ------------   -------------      ---------------    -------------------

Cash flows from operating activities:
   Net income (loss) ................................   $   127,379    $      --          $  (221,982)             $--
Adjustments to reconcile net loss to
 net cash used for operating activities
   Forgiveness of note receivable in lieu
    of compensation .................................        30,130           --                 --                --
   Issuance of common stock for services ............          --             --               18,750              --
   Amortization and depreciation ....................        79,253           --               108,490             --
Decrease (increase) in:
      Accounts receivable ...........................        18,196           --               (22,351)            --
      Prepaid expenses ..............................         4,686           --               (86,698)            --
      Inventory .....................................     1,127,468           --               (1,815,526)         --
      Film production costs .........................       (38,063)          --               (1,518,639)         --
      Security deposits .............................         4,300           --               (9,178)             --
      Other assets ..................................         2,257           --               --                  --
Increase (decrease) in:
      Accounts payable ..............................       (42,968)          --               81,398             --
      Accrued expenses ..............................       (31,267)          --               83,584             --
      Due to factor .................................    (1,320,604)          --               1,434,686          --
      Income taxes payable ..........................        63,765           --               35,279             --
      Deferred tax payable ..........................          --             --               12,309             --

      Net cash provided by (used for)
       operating activities .........................        24,532           --               (1,899,878)        --

Cash flows from investing activities:
   Net assets acquired from acquisition of subsidiary          --             --               70,717              --
   Subsidiary redemption of preferred stock .........      (280,000)          --               --                  --
   Acquisition of furniture and fixtures ............       (11,614)          --               (1,414)             --

      Net cash used for investing activities ........      (291,614)          --               69,303              --

Cash flows from financing activities:
   Advances to related parties ......................       (11,866)          --               (115,854)           --
   Proceeds from issuance of common stock
    and warrants ....................................          --             --               5,560,240           --
   Offering costs incurred ..........................          --             --               (996,182)           --
   Proceeds from capital contributions ..............          --             --               100,000             --
   Proceeds from advances from related parties ......         2,500           --               --                  --

      Net cash provided from financing activities ...        (9,366)          --               4,548,204           --

Net (decrease) increase in cash .....................      (276,448)          --               2,717,629           --

Cash, beginning of period ...........................     2,717,629           --               --                  --


Cash, end of period .................................   $ 2,441,181    $      --               $ 2,717,629         $--


Supplemental disclosure of non-cash flow information:
   Cash paid during the year for:
      Interest ......................................   $    72,455    $      --               $    85,098         $--

      Income taxes ..................................   $     2,154    $      --               $      --           $--

           See accompanying notes to consolidated financial statements

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                            (Unaudited)                        For the year        From December
                                                       For the three months ended              ended December      1, 1995 (date
                                                                 March 31,                     31, 1996            of inception) to
                                                     1997                 1996                 (Note 2a)           December 31, 1995

Schedule of non-cash operating activities:
In connection with the issuance of common stock,
 167,500 shares of common stock
 were issued as
 consideration for services                       $  -                $  -                     $ 418,750           $-


In connection  with  the  Senior   Management
 Incentive  Plan,  25,000  shares
 originally issued as consideration
 for services rendered to the Company were
 cancelled                                        $(62,500)           $  -                     $ -                 $-

Schedule of non-cash investing activities:
   In connection with the acquisition of
   a subsidiary, 150,000 shares of
   common stock were issued                       $  -                $  -                     $575,000            $-

           See accompanying notes to consolidated financial statements

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  INFORMATION WITH RESPECT TO THE THREE MONTHS
                   ENDED MARCH 31, 1997 AND 1996 IS UNAUDITED

NOTE 1       -    ORGANIZATION

     Hollywood Productions, Inc. (the "Company") was incorporated in the State of Delaware on December 1, 1995. The Company was formed for the purpose of acquiring screen plays and producing motion pictures. During December 1995, the Company issued 5,000,000 shares of its $.001 par value common stock to European Ventures Corp. ("EVC") for an investment of $1,100,000. An officer and director of EVC is the former President and Director of the Company. During September 1996, simultaneously with the completion of its Initial Public Offering ("IPO"), the Company acquired all the capital stock of Breaking Waves, Inc. ("Breaking Waves"). Breaking Waves designs, manufactures and distributes a line of private label swimwear.

     On April 8, 1996, the Company formed a wholly-owned subsidiary named D.L. Productions, Inc. ("D.L."). D.L. was formed in the State of New York for the purpose of purchasing and producing the motion picture "Dirty Laundry". As of December 31, 1996 and March 31, 1997, the Company has presented consolidated financial statements.

     The Company's and its subsidiaries' year end is December 31.

NOTE 2       -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            a)    Basis of presentation

     The consolidated financial statements at December 31, 1996 and March 31, 1997 include the accounts of the Company and its wholly owned subsidiaries, D.L. and Breaking Waves after elimination of all significant intercompany transactions and accounts. Additionally, purchase accounting requires the elimination of all operating transactions of the acquired subsidiary from the inception of its fiscal year to the date of acquisition. Hence, the consolidated statement of operations and consolidated statement of cash flows for the year ended December 31, 1996 reflects the transactions of the subsidiary, Breaking Waves, for the period from September 24, 1996, the acquisition date, to December 31, 1996. If the operating transactions from January 1, 1996 to September 24, 1996 were included in the December 31, 1996 consolidated statement of operations, the effect by major components would be as follows: Increase

Net sales                          $ 3,596,982
Cost and expenses:
Cost of sales                      2,401,586
Operating and interest expense     1,221,040
Net Loss                           $ (25,644)

     b) Basis of  presentation  - Three  months  ended  March 31,  1997 and 1996

     The unaudited interim financial statements for the three months ended March 31, 1997 and 1996 included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission and, in the opinion of the Company, reflect all adjustments (consisting only of normal recurring

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  INFORMATION WITH RESPECT TO THE THREE MONTHS
                   ENDED MARCH 31, 1997 AND 1996 IS UNAUDITED

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

     adjustments) and disclosure which are necessary for a fair presentation. The results of operations for the three months ended are not necessarily indicative of the results for the full year.

                  c)  Cash and cash equivalents

     The Company considers highly liquid investments with maturities of six months or less at the time of purchase to be cash equivalents. At March 31, 1997 money market accounts and mutual funds amounted to $2,298,047 and $151,469, respectively. Included in these amounts at December 31, 1996 are certificate of deposits of $2,229,310 and mutual funds of $372,943. The Company at March 31, 1997 and December 31, 1996 maintains its cash deposits in accounts which are in excess of Federal Deposit Insurance Corporation limits by $2,314,801 and $2,562,852, respectively.

                  d)  Inventory

     Inventory at March 31, 1997 and December 31, 1996 amounting to $688,058 and $1,815,526, respectively, consists of finished goods which are valued at the lower of cost (using the first-in, first-out method) or market. All inventory is pledged as collateral for factored receivables under an agreement with a commercial bank. (See Note 5).

            e)    Film production and distribution costs

     The Company follows industry standards in capitalizing film production and distribution costs. Film production and distribution costs include all costs associated with the writing, producing and distribution of the film. As of March 31, 1997, the Company has not amortized any film production and distribution costs.

            f)    Deferred compensation

     Deferred compensation consists of common stock issued in lieu of compensation pursuant to the 1996 Senior Management Incentive Plan and management employment agreements. Such costs are amortized monthly using the straight line method over the period of the vesting rights of the respective shares.

            g)    Organizational costs

     Organizational costs consist of common stock issued in lieu of legal costs incurred in the establishment of the Company. Organizational costs are being amortized monthly on a straight line basis over their estimated useful lives of five years.

            h)    Excess of cost over net assets acquired

     Excess of cost over net assets acquired is being amortized on a monthly basis over the estimated useful life of the related assets acquired for a period of fifteen (15) years.

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  INFORMATION WITH RESPECT TO THE THREE MONTHS
                   ENDED MARCH 31, 1997 AND 1996 IS UNAUDITED




NOTE 2       -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

                  i)  Income taxes

     Effective December 1, 1995 (date of inception) the Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which requires the use of the "liability method" of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the respective periods taxable income for Federal, State and City income tax reporting purposes.

                  j)  Revenue and cost recognition

                  i)  Breaking Waves

     Sales are recognized upon the transfer to the customer of title to the goods (generally upon shipment to the customer from warehouse). Sales returns are recorded upon acceptance of the goods (generally upon receipt of goods in the warehouse with prior approved authorization). Duty costs, which are a component of cost of sales, are recorded upon the clearance of such goods through customs.

     ii) D.L.

     D.L. recognizes revenue when amounts are realized and earned. As of March 31, 1997 and December 31, 1996 no revenue associated with the motion picture have been recognized.

     k) Allowance for returns and chargebacks

     The Company records allowance for returns and chargebacks at the end of each month based on the actual returns and chargebacks received through the end of the following month. Allowances for returns and chargeback more than thirty days after the end of month have historically not been material.

     l) Net income (loss) per common share

     In calculating primary income (loss) per share, the Company uses the weighted average number of shares of common stock outstanding during each respective period.

     m) Use of estimates

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  INFORMATION WITH RESPECT TO THE THREE MONTHS
                   ENDED MARCH 31, 1997 AND 1996 IS UNAUDITED




NOTE 2       -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

            n)    Fair value disclosure at December 31, 1996

     The carrying value of cash, accounts receivable, inventory, accounts payable, accrued expenses and short-term debt are a reasonable estimate of their fair value.

             o)   Impact of recently issued accounting standards

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted Statement 121 January 1, 1996 and there was no effect to the Company.

             p)   Accounting for stock-based compensation

     The Company has elected earlier adoption of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", which requires the recognition of compensation expense for stock-based awards based upon the fair value of the award at the grant date. The Company elected adoption of Statement 123 effective January 1, 1996.

NOTE 3       -    ADVANCES TO RELATED PARTIES

     During October 1996, pursuant to two promissory notes, the Company loaned two of its officers a total of $87,000 bearing interest at six and one-half (6 1/2) percent payable over three years. During January 1997, the balance of one of these notes amounting to $30,130 was written off as part of a severance package for one of its previous officer. As of March 31, 1997 and December 31, 1996 the balance of such promissory notes amounted to $57,834 and $83,397, respectively.

     The remaining balance at March 31, 1997 and December 31, 1996 amounting to $37,256 and $32,457, respectively, represents advances to affiliates of an officer and other related parties. Such advances are non-interest bearing and are due on demand.

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  INFORMATION WITH RESPECT TO THE THREE MONTHS
                   ENDED MARCH 31, 1997 AND 1996 IS UNAUDITED

NOTE 4       -    ACCRUED EXPENSES

     Accrued expenses consist of the following at:

                                             March 31,      December 31,
                                             1997           1996

Professional fees                            $ 32,500       $ 54,205
Payroll taxes                                4,248          7,946
Royalty and commission fees                  11,402         19,833
Other                                        4,167          1,600

                                             $ 52,317       $ 83,584

NOTE 5       -    DUE TO FACTOR

     On April 4, 1991, Breaking Waves entered into an accounts receivable financing agreement with NationsBanc Commercial Corp. ("Nations") to sell their interest in all present and future receivables without recourse. Breaking Waves submits all sales orders to Nations for credit approval prior to shipment, and pays Nations 3/4 of 1% fee on the gross amount of the receivables. Nations retains from amounts payable to Breaking Waves a reserve for possible obligations such as customer disputes and possible credit losses on unapproved receivables. Breaking Waves may take advances of up to 85% of the purchase price on the receivables, with interest charged at the rate of 13/4% over prime. Interest charged to expense totalled approximately $67,173 from September 24, 1996 date of acquisition to December 31, 1996. For the three months ended March 31, 1997, interest expense amounted to $72,445. Nations has a continuing interest in Breaking Waves's inventory as collateral for the advances.

NOTE 6       -    PROVISION FOR INCOME TAX

     Provision for income tax is comprised of the following for the year ended December 31, 1996:

                  Current:
Federal                                                              $      -
State and local                                                           35,279
                                                                       ---------
                                                                     $    35,279
              Deferred:
Federal                                                              $     9,289
State and local                                                            4,715
                                                                       ---------
                                                                          14,004

Total provision for income taxes                                     $    49,283
                                                                      ==========

     The Company's provision for income taxes includes state and local income, capital and minimum franchise taxes.

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  INFORMATION WITH RESPECT TO THE THREE MONTHS
                   ENDED MARCH 31, 1997 AND 1996 IS UNAUDITED

NOTE 6        -   PROVISION FOR INCOME TAX (Cont'd)

     A reconciliation of the provision for income taxes on income per the U.S. Federal statutory rate to the reported income tax expense is as follows:

                                             December 31,
                                                  1996
U.S. Federal statutory rate applied to
 pretax loss ...............................   $(58,718)
State and local income taxes, net of federal
 income tax benefit, applied to pretax loss     (25,456)
Permanent differences ......................      3,337
Increase in valuation allowance ............     80,837
Current provision for state and local taxes      35,279
Increase in deferred tax liability .........     14,004
                                               --------
      Total provision for income taxes .....   $ 49,283
                                               ========

     The Company has adopted SFAS No. 109, "Accounting for Income Taxes", effective December 1, 1995. Management has evaluated the effect of implementation and has determined that there is no material impact on the Company's financial position except for the effect of Breaking Waves IRC Section 263A inventory capitalization adjustment, the differential between book and tax treatment with respect to SEC Section 144 stock issued as compensation for services and the different lives used for book and tax purposes for amortization of the excess of cost over net assets acquired.

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to differences between the financial and tax basis of assets and liabilities for financial and income tax reporting purposes. Deferred tax assets and liabilities represent the future tax return consequences of these temporary differences, which will either be taxable or deductible in the year when the assets or liabilities are recovered or settled.

     The Company has a policy of capitalizing certain indirect costs to inventory attributable to the current year for tax reporting purposes and expensing such amounts currently for financial statement purposes. The Company expects to continue this policy for an indeterminable time period. Accordingly, measurement of the deferred tax liability attributable to the book-tax basis differentials is computed at a rate of 34% federal and 11% state and local pursuant to SFAS No. 109.

     The tax effect of significant items comprising the Company's deferred tax assets are as follows: December 31, 1996

Net operating loss carryforwards        $ 37,389
SEC Section 144 stock compensation        43,448
Valuation allowance                     (80,837)

Long-term portion of deferred tax assets $ -

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  INFORMATION WITH RESPECT TO THE THREE MONTHS
                   ENDED MARCH 31, 1997 AND 1996 IS UNAUDITED

NOTE 6  -                  PROVISION FOR INCOME TAX (Cont'd)

     The tax effect of significant items comprising the Company's deferred tax liability are as follows:

                                                              December 31, 1996

Section 263A differential                                        $ 12,309

Long-term portion of deferred tax liability                      $ 12,309


     The Company and its subsidiaries file a consolidated tax return for federal tax purposes. For state and local purposes, the Company and its subsidiaries file separate tax returns. As such, each entity computes its state and local tax based on its own taxable income or loss.

     At December 31, 1996,  the Company had a net  operating  loss  carryforward
(NOL) of approximately $94,000 which expires in 2011. The Company has recorded a full valuation allowance against the deferred tax asset at December 31, 1996 pursuant to SFAS 109, since management could not determine that it was "more likely than not" that the deferred asset would be realized in the future.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

a) Lease commitments

     The Company and its subsidiaries' approximate future minimum rentals under non-cancelable operating leases in effect on March 31, 1997 are as follows:

               Year ended
               December 31,
1997           $ 85,380
1998           119,157
1999           119,157
2000           90,282
2001           69,657
               --------------

               $ 483,633

     Rent expense charged to operations for the three months ended March 31, 1997 and for the period from September 24, 1996 (date of acquisition) to December 31, 1996, amounted to approximately $34,000 and $33,500, respectively.

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  INFORMATION WITH RESPECT TO THE THREE MONTHS
                   ENDED MARCH 31, 1997 AND 1996 IS UNAUDITED


NOTE 7       -    COMMITMENTS AND CONTINGENCIES (Cont'd)

             b)   License agreement

     On October 16, 1995, Breaking Waves entered into a license agreement with Beach Patrol, Inc. ("BPI") for the exclusive use of certain trademarks in the United States. The agreement commenced January 1, 1996 and is for an initial period of thirty (30) months divided into one (1) six month, and two (2) twelve month terms with the option to extend the agreement for an additional three (3) 12 month term periods. In exchange, Breaking Waves will pay BPI the greater of 5% of net sales, as defined, or the guaranteed minimum trademark royalty
("GMTR"). The GMTR ranges from $75,000 for the first term to $200,000 for the sixth term. In addition, Breaking Waves is obligated to pay BPI 2% of net sales for showroom/advertising expenses, and to spend an additional 1% of net sales for advertising. A minimum guaranteed showroom/advertising expense will be payable for the first three terms. BPI has the option to terminate the agreement if Breaking Wave's net sales do not reach specified levels, ranging from $1,000,000 for the first term to $4,000,000 for the sixth term. For the three months ended March 31, 1997, Breaking Waves incurred royalty and advertising costs amounting to approximately $35,500. From September 24, 1996 (date of acquisition) to December 31, 1996, Breaking Waves incurred royalty and advertising costs amounting to approximately $26,000.

                  c)         Concentration of risk

     Breaking Waves purchases the majority of it's inventory from one vendor located in Indonesia. For the three months ended March 31, 1997 and for period from September 24, 1996 (date of acquisition) to December 31, 1996, Breaking Waves purchased approximately 100% and 91%, respectively, of its merchandise from this vendor.

     For the three months ended March 31, 1997 and for the period from September 24, 1996 (date of acquisition) to December 31, 1996, approximately 36% and 10%, respectively, of sales were derived from two and one unrelated customers, respectively, who are in the retail industries.

            d)    Seasonality

     Breaking Waves's business may be considered seasonal with a large portion of its revenues and profits being derived between December and June for shipments being made between November and May. Each year from June to November Breaking Waves engages in the process of designing and manufacturing the following seasons swimwear lines, during which time it incurs the majority of its expenses, with limited revenues.

                  e)         Co-production and property purchase agreements

     Pursuant to co-production and property purchase agreements dated March 15, 1996, as amended, the Company, through is wholly owned subsidiary, D.L., acquired the rights to co-produce a motion picture and has agreed to finance the costs of production and distribution of such motion picture with the co-producer agreeing to finance $100,000

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  INFORMATION WITH RESPECT TO THE THREE MONTHS
                   ENDED MARCH 31, 1997 AND 1996 IS UNAUDITED




NOTE 7        -   COMMITMENTS AND CONTINGENCIES (Cont'd)

     of the costs of production. The Company retains all rights to the motion picture, the screenplay, and all ancillary rights attached thereto.

     Pursuant to the terms of the agreements with the stars of the motion picture, the two stars each have the right to receive $50,000 against a 5% participation fee based on revenues from the first proceeds received from the distribution of the Motion Picture. Thereafter, the Company shall have the right to all subsequent revenues until the first $990,000 of their initial investment is repaid. The next proceeds received by the Company shall be distributed as follows: (i) 5% of revenues to each of the two stars up to a maximum of $250,000, at which time their distribution decreases to 2%; (ii) the Company and the co-producer shall receive the remainder of their initial investment; (iii) the Company and the co-producer each receives revenues up to 25% and 35%, respectively, of each parties initial investment; (iv) the co-producers shall receive their deferred compensation for writing, production and direction; and
(v) all revenues in excess of (i), (ii) (iii) and (iv) shall first be used to repay any distribution costs incurred, with the remainder to the Company and co-producer at a rate of 75% and 25%, respectively. As of March 31, 1997 and December 31, 1996, the Company's cumulative contribution amounted to $1,456,702 and $1,418,639, respectively, for the co-production and distribution of such motion picture whereas the co-producers have invested $100,000 in D.L. which has been recorded as a capital contribution.

            f)    Employment agreements

     On November 27, 1996, the Company entered into two employment agreements with two officers of Breaking Waves. Such officers are responsible for the designing, production, marketing and sales of the Breaking Wave's lines. The employment agreements are for terms of three years with annual salaries of $110,000 each. In addition to the salary, the Company has agreed to issue on each of November 27, 1996, 1997 and 1998, shares of Common Stock, with a market value equal to (as hereinafter defined) $25,000 on the date of issuance, subject to a vesting schedule. The vesting schedule shall be as follows; (i) 1/2 of the shares received on November 27, 1996 vested 90 days thereafter with the balance vesting 270 days thereafter and (ii) on each subsequent annual issuance commencing November 27, 1997, 1/2 of the shares shall vest six months from issuance with the balance vesting on the following anniversary. "Market Value" shall mean (i) $5.00 per share with respect to the shares to be issued on November 27, 1996 and (ii) the average of the closing bid and asked prices for a period of 30 days ending five days prior to the date of issuance for shares to be issued on November 27, 1997 and 1998. For the three months ended March 31, 1997 and for the period September 24, 1996 (date of acquisition) to December 31, 1996 compensation costs in incurred by the Company in connection with the issuance of the common stock amounted to $8,334 and $2,778, respectively,

            g)    Guarantees

     Prior to the acquisition by the Company, Breaking Waves, along with an affiliate of Breaking Waves, D. Stone Industries, Inc., ("D. Stone"), an entity wholly-owned by the previous majority stockholder of Breaking Waves, had issued cross-corporate

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  INFORMATION WITH RESPECT TO THE THREE MONTHS
                   ENDED MARCH 31, 1997 AND 1996 IS UNAUDITED




NOTE 7 - COMMITMENTS AND CONTINGENCIES (Cont'd)

     guarantees to Nations for trade acceptances payable. In connection with the acquisition by the Company, such cross-corporate guarantees were replaced by a letter of credit issued by the Company.

NOTE 8            -          STOCKHOLDER'S EQUITY

                  a)         Articles of Incorporation

     In June 1996, the Company amended its Articles of Incorporation increasing its authorized common stock from 200 common shares, no par value, to 20,000,000 common shares, $.001 par value. In addition, the Company effected a 50,000 for 1 stock split of all issued and outstanding shares of common stock. The financial statements give retroactive effect to these items.

                  b)         Initial public offering

     On December 21, 1995, the Company signed a Letter of Intent, which was subsequently amended during June 1996, with an underwriter to proceed on a "Firm Commitment" basis with the IPO of the Company's Common Stock and redeemable common stock purchase Warrants ("the Warrants"). The Company offered 800,000 shares and 1,600,000 Warrants. The 800,000 shares and 1,600,000 Warrants were offered to the public at a price of $5.00 per share and $.25 per Warrant, respectively. The total gross offering proceeds to the Company was $4,400,000.

     Each Warrant entitled the holder thereof to purchase one share of Common Stock at a price of $6.50 during the four year period commencing one year from the ("Effective Date") of the IPO. The Warrants are redeemable by the Company at any time commencing one year from the Effective Date upon thirty (30) days notice at a redemption price of $.05 per warrant, provided that the closing bid quotation of the common stock for each of the thirty (30) trading days on which the Company gives notice is at least 170% of the then exercise price of the warrants.

     On September 24, 1996, the Company successfully completed its public offering. As a result, the Company sold 800,000 shares and 1,840,000 Warrants of which 240,000 Warrants were sold pursuant to the underwriter's over-allotment option. The Company yielded a total net proceeds of $3,813,294 after deducting underwriter selling expenses. Simultaneously with the offering, the Company charged all offering costs incurred to additional paid-in capital which totalled $996,182

     Upon the closing of the sale of the Shares and Warrants offered, the Company sold to the underwriter, underwriter's warrants to purchase up to 80,000 shares of Common Stock and 160,000 Warrants

            c)    Acquisition of Breaking Waves, Inc.

     Pursuant to a stock purchase agreement dated May 31, 1996 (the "Agreement") among the Company, EVC, Breaking Waves and it's respective shareholders, the Company on

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  INFORMATION WITH RESPECT TO THE THREE MONTHS
                   ENDED MARCH 31, 1997 AND 1996 IS UNAUDITED

NOTE 8        -   STOCKHOLDER'S EQUITY (Cont'd)

     September 24, 1996 issued 150,000 shares of Common Stock in exchange for all of the issued and outstanding capital stock of Breaking Waves. The transaction has been accounted for using the purchase method of accounting, and, accordingly, the accompanying consolidated financial statements include the results of operations of Breaking Waves from the date of acquisition, September 24, 1996. As a result of the transaction, excess of cost over net assets acquired totalling $1,064,283 have been recorded and are amortized over the useful lives of the related assets. Amortization expense for the three months ended March 31, 1997 and for the period from September 24, 1996 (date of acquisition) to December 31, 1996 totalled $17,738 for each period.

     In conjunction with such Agreement, a previous stockholder of Breaking Waves entered into a two year consulting agreement effective January 1, 1996 with Breaking Waves for an annual consulting fee of $100,000. Additionally, pursuant to the Agreement, the previous stockholders of Breaking Waves agreed not to compete with the Company for a period of four years from the consummation thereof. The Agreement stipulates that the previous stockholders of Breaking Waves will not engage directly or indirectly in any business in which Breaking Waves is conducting or in the process of forming.

     Prior to the consummation of the Company's IPO, during September 1996, Breaking Waves performed a recapitalization and exchanged all its common stock for new common stock, and for a series of preferred stock. Pursuant to the Agreement, Breaking Waves issued 5,600 shares of its newly authorized Series A Preferred Stock to its previous stockholders in proportion to their respective holdings. The holders of the shares of the Series A Preferred Stock have the right to redemption whereby, on each of January 1, 1997 and 1998 subject to legally available funds, Breaking Waves shall redeem one half of the outstanding shares of the Series A Preferred Stock, at a redemption price of $100 per share on a pro rata basis. During January 1997, Breaking Waves redeemed 2,800 shares of its

                  Series A preferred stock for a total of $280,000.

     Lastly, the Company contributed $100,000 to the capital of Breaking Waves whereby simultaneously therewith, Breaking Waves repaid its stockholders' loans amounting to $100,000.

                  d)  1996 Senior Management Incentive Plan

     During May, 1996, the Company established the 1996 Senior Management Incentive Plan ("Incentive Plan") pursuant to which 250,000 of common stock are reserved for issuance. The Incentive Plan is designed to serve as an incentive for retaining qualified and competent key employees, officers and directors of the Company.

     During June 1996, pursuant to such plan the Company issued 50,000 shares to each of two officers of the Company. 50% of such shares vesting 12 months from the issuance date and the remaining 50% vesting 24 months from the issuance date. Such shares were valued at 50% of the IPO price of $2.50. Accordingly, the Company recorded a

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  INFORMATION WITH RESPECT TO THE THREE MONTHS
                   ENDED MARCH 31, 1997 AND 1996 IS UNAUDITED

NOTE 8        -   STOCKHOLDER'S EQUITY (Cont'd)

     deferred compensation amounting to $250,000 which is being amortized as the shares vest. For the three months ended March 31, 1997 and for the year ended December 31, 1996 $46,875 (which included compensation resulting from the acceleration of shares caused to be vested upon resignation of an officer as discussed below) and $62,500, respectively, has been expensed as a compensation.

     Effective January 10, 1997, upon the resignation of an officer of the Company, 25,000 of the 50,000 shares originally issued to such officer under the Incentive Plan were immediately caused to be vested and the remaining 25,000 shares were returned to the treasury.

     On March 14, 1997, the Company granted to two (2) employees, the Company's President and an officer, options to purchase 100,000 and 50,000 shares of common stock, respectively. Each option provides for an exercise price equal to the fair market value at the date of grant, or $5.00 per share. The options are exercisable upon vesting and expires March 14, 2001. Fifty (50%) of the underlying shares to the options vest on March 14, 1998 and the remaining shares vest on March 14, 1999. In accordance with Financial Accounting Standard No. 123, the Company has estimated that the fair market value of the shares at the exercise dates will not exceed the per share option exercise price, hence, no additional compensation expense is recognized by the Company at the date of grant.

             e)   Consulting Services

     During September 1996, the Company paid $40,000 and issued 7,500 shares of common stock to an affiliate of the Company's President and Director pursuant to a consulting arrangement. The shares have been valued at 50% of the IPO price or $2.50 per share. Accordingly the Company recorded total consulting expense amounting to $58,750 for the year ended December 31, 1996.

NOTE 9        -   RELATED PARTIES TRANSACTIONS

     a) During September 1996, the Company contributed $100,000 to Breaking Waves pursuant to the Agreement whereby simultaneously therewith, Breaking Waves repaid its stockholders' loans amounting to $100,000.

     b) During June 1996, pursuant to the 1996 Senior Management Incentive Plan, the Company issued 50,000 shares to each of two officers of the Company. 50% of such shares issued will vest 12 months from the issuance date and the remaining 50% will vest 24 months from the issuance date. Such shares were valued at 50% of the IPO price of $2.50. Accordingly, the Company recorded a deferred compensation amounting to $250,000 which is being amortized as the shares vest. For the three months ended March 31, 1997 and for the year ended December 31, 1996 $46,875 and $62,500, respectively has been expensed as a compensation.

     Effective January 10, 1997, upon the resignation of an officer of the Company, 25,000

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  INFORMATION WITH RESPECT TO THE THREE MONTHS
                   ENDED MARCH 31, 1997 AND 1996 IS UNAUDITED




NOTE 9        -   RELATED PARTIES TRANSACTIONS

     of the 50,000 shares originally issued to such officer under the Incentive Plan were immediately vested and the remaining 25,000 shares were returned to the treasury.

     On March 14, 1997, the Company granted to two (2) employees, the Company's President and an officer, options to purchase 100,000 and 50,000 shares of common stock, respectively. Each option provides for an exercise price equal to the fair market value at the date of grant, or $5.00 per share. The options are exercisable upon vesting and expires March 14, 2001. Fifty (50%) of the underlying shares to the options vest on March 14, 1998 and the remaining shares vest on March 14, 1999. In accordance with Financial Accounting Standard No. 123, the Company has estimated that the fair market value of the shares at the exercise dates will not exceed the per share option exercise price, hence, no additional compensation expense is recognized by the Company at the date of grant.

     c) Prior to the acquisition by the Company, Breaking Waves, along with an affiliate, D. Stone, an entity wholly owned by the previous majority stockholders of Breaking Waves, had issued cross-corporate guarantees to Nations for trade acceptances payable. In connection with the acquisition by the Company, such cross-corporate guarantees were replaced by letters of credit issued by the Company.

     d) During September 1996, the Company paid $40,000 and issued 7,500 shares of common stock to an affiliate of the Company's President and Director pursuant to a consulting arrangement. The shares have been valued at 50% of the IPO price or $2.50 per share. Accordingly the Company recorded total consulting expense amounting to $58,750 for the year ended December 31, 1996.

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  INFORMATION WITH RESPECT TO THE THREE MONTHS
                   ENDED MARCH 31, 1997 AND 1996 IS UNAUDITED

NOTE 10           -   INDUSTRY SEGMENTS

     The Company's operations have been classified into two segments: swimwear sales and film productions. Information about the two segments for the year ended December 31, 1996, is as follows: Swimwear Film Sales Production Consolidated

                  Sales                                        $    1,217,152     $           -    $    1,217,152
                                                               ==============     =============    ==============
                  Operating profit                             $      294,908     $           -    $      294,908
                                                               ==============     =============    ==============

                  Corporate general and
                   administrative expense                                                                (403,156)
                  Amortization expense                                                                    (17,738)
                  Interest income                                                                          38,386
                  Interest and finance expense                                                            (85,099)
                  Loss from operations
                   before provision for income taxes                                                     (172,699)

                  Provision for income taxes                                                                49,283

                  Net loss                                                                         $     (221,982)
                                                                                                   ==============

                  Identifiable assets at December
                   31, 1996                                    $    1,947,789     $   1,536,487    $    3,484,276
                                                               ==============     =============

                  Corporate assets                                                                      4,158,806
                                                                                                   --------------
                  Total assets at December 31, 1996                                                    $ 7,643,082

     Total revenue by segment includes only sales to unaffiliated customers as there are no intersegment sales.

     Operating profit is total revenue less cost of sales and operating expenses, and excludes general corporate expenses, interest expense and income taxes.

     Identifiable assets are those used by each segment of the Company's operations. Corporate assets are primarily cash and marketable securities.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING CONTAINED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION STATED IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                     --------------------

                       TABLE OF CONTENTS

PROSPECTUS SUMMARY............................................

RISK FACTORS..................................................

DIVIDEND POLICY...............................................

DILUTION......................................................

USE OF PROCEEDS...............................................

CAPITALIZATION................................................

BUSINESS......................................................

MANAGEMENT....................................................

PRINCIPAL SECURITYHOLDERS.....................................

DESCRIPTION OF
SECURITIES ...................................................

SHARES ELIGIBLE FOR
FUTURE SALE...................................................

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................

UNDERWRITING..................................................

LEGAL OPINIONS................................................

EXPERTS.......................................................

AVAILABLE INFORMATION.........................................

INDEX TO FINANCIAL STATEMENTS.................................

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

         As permitted under the Delaware Corporation Law, the Company's Certificate of Incorporation and By-laws provide for indemnification of a director or officer under certain circumstances against reasonable expenses, including attorneys fees, actually and necessarily incurred in connection with the defense of an action brought against him by reason of his being a director or officer. In addition, the Company's charter documents provide for the elimination of directors' liability to the Company or its stockholders for monetary damages except in certain instances of bad faith, intentional misconduct, a knowing violation of law or illegal personal gain.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Company pursuant to any charter, provision, by-law, contract, arrangement, statute or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person of the Company in connection with the Securities being registered pursuant to this Registration Statement, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication by such court of such issue.

Item 25.  Other Expenses of Issuance and Distribution.

Registration Fee                                              $  -
Printing and Engraving                                        $  5,000 (1)
Legal Fees                                                    $35,000 (1)
Accounting                                                    $  7,500 (1)
Transfer Agent                                                $  --      (1)
NASD Filing Fees                                              $  --
Miscellaneous                                                 $  2,500 (1)
                                                              --------
Total                                                         $50,000 (1)

(1)      Estimated.

------------------------

Item 26.  Recent Sales of Unregistered Securities.

     The sales of securities of the Company described below were exempt from registration under the Act, in reliance upon the exemption afforded by Section 4(2) of the Act for transactions not involving a public offering. All certificates evidencing such sales bear an appropriate restrictive legend.

     In December 1995, in connection with the incorporation of the Company, EVC acquired 5,000,000 shares of the Company's Common Stock and 2,000,000 Warrants for aggregate consideration of $1,100,000. The sale of 1,400,000 shares of Common Stock and 2,000,000 Warrants has been registered herein but are not being underwritten by the Underwriter, whereby such securities may be sold from time to time by the Selling Securityholder.

     In April 1996 the Company issued to Lampert & Lampert 50,000 shares for legal fees of $500 in forming and organizing the Company.

     In June 1996, the Company issued 50,000 shares of Common Stock to each of Robert Melillo and Harold Rashbaum, the chief executive officer, president and treasurer, respectively, of the Company, under the Company's senior management incentive plan. The shares were to vest at the rate of 25,000 in each of June 1997 and 1998. Upon the termination of Mr. Rosen's consulting agreement the 25,000 shares were returned to the Company. In addition, upon the resignation of Mr. Melillo, he returned 25,000 shares to the Company and retained 25,000 shares which became fully vested, pursuant to an agreement. See "Principal Stockholders."

     In June 1996, the Company entered in to a consulting agreement with Charles Rosen to perform consulting services with regards to the acquisition of screenplays for the production of future motion pictures. Mr. Rosen received 25,000 shares of Common Stock, under the Company's Senior Management Incentive Plan which shares vest at the rate of 12,500 in each of June 1997 and 1998.

     In March 1997, the Company granted options to purchase 100,000 and 50,000 shares of Common Stock to Harold Rashbaum and Robert DiMilia respectively, at $5.125 per share, 100% of the market price on the date of grant.

Item 27.  Exhibits.

     The following exhibits have previously been filed with the Securities and Exchange Commission either with the Registration Statement on Form SB-2 file No. 333-5098-NY or with the Company's Form 10-KSB for the year ended December 31, 1996, as appropriately marked herein, and pursuant to 17 C.F.R. 230.411, are incorporated by reference herein. The exhibits designated by an asterisk (*) have been be filed with this Post- Effective Amendment No.1.

  3.1                      -        Certificate of Incorporation of the Company
  3.2                      -        Amendment to Certificate of Incorporation of the Company, filed in
                                    June 7, 1996.
  3.3                      -        Certificate of Incorporation of D.L. Productions, Inc.




  3.4                      -        By-Laws of the Company
  3.5                      -        By-Laws of D.L. Productions, Inc.
  3.6                      -        Certificate of Incorporation of Breaking Waves, Inc.
  3.7                      -        By-Laws of Breaking Waves, Inc.
  4.1                      -        Specimen Common Stock Certificate.
  4.2                      -        Specimen Warrant Certificate.
  4.4                      -        Form of Warrant Agreement between the Company,
                                    the Underwriter and Continental Stock Transfer &
                                    Trust Company.
  4.5                      -        Form of Restricted Stock Agreement.
  5.0                      -        Opinion of Klarman & Associates.
 10.1                      -        Form of Lock-up Agreement.
 10.2                      -        The Company's Senior Management Incentive Plan.
 10.4                      -        Consulting Agreement between Breaking Waves, Inc., and Dan Stone.
 10.5                      -        Lease at 112 West 34th Street, New York, New York.
                           -        Lease at 8410 N.W. 53rd Terrace, Miami, Florida.
 10.7                      -        Stock Purchase Agreement between the Company, European Ventures
                                    Corp., Breaking Waves, Inc., and the stockholders of Breaking Waves,
                                    Inc., dated May, 1996.
 10.9                      -        Property Acquisition Agreement between the Company and Rogue
                                    Features, Inc., dated March, 1996.
 10.10                     -        Co-production agreement between the Company and
                                    Rogue Features, Inc., dated March, 1996 and all amendments thereto.
 10.11                     -        Right of First Refusal Agreement with principals of Rogue Features, Inc.
 10.12                     -        Form of Assignment of right to Huk-A-Poo line.
 10.13                     -        Shippers Agency Agreement between Hollywood Productions, Inc., and
                                    Third Party Enterprises, Inc.
 10.14                     -        License Agreement between Breaking Waves, Inc. and Beach Patrol, Inc.
 10.16                     -        Employment agreement with Michael Friedland. (Incorporated by reference to the  indicated  exhibit in the Company's
                                    10-K for the year ended December 31, 1996).
 10.17                     -        Employment agreement with Malcolm Becker. (Incorporated by reference to the indicated exhibit in the Company's 10-K for the year ended December 31, 1996).
 10.18                     -        Termination of Employment Agreement with Robert Melillo.
                                    (Incorporated by reference to the indicated exhibit in the Company's 10-K for the year ended December 31, 1996).
 10.19*                    -        Trident Licensing, Inc. Agreement.
 10.20*                    -        Cyclone Option Agreement.
 10.21*                    -        Cyclone Co-Writer Agreement.
 23.01*                    -        Consent of Scarano & Tomaro, P.C.
 23.02                     -        Consent of Klarman & Associates, as annexed to Exhibit 5.0.

Item 28.  Undertakings.

         The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a Post-Effective Amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent Post-Effective Amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including but not limited to any addition or deletion of a managing Underwriter.

     (2) That, for the purpose of determining any liability under the Act, each such Post-Effective Amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of Post-Effective Amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining any liability under the Act, each such Post-Effective Amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue by such court. See Item 24.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York on the 15th day of July, 1997.


                                                     HOLLYWOOD PRODUCTIONS, INC.


                                                    By:      \s\ Harold Rashbaum
                                                                Harold Rashbaum,
                                                         Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933 as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



\s\ Harold Rashbaum                               Chief Executive Officer,
Harold Rashbaum                                                                               07/15/97
                                                  (Principal Executive Officer)               Date


\s\ Robert DiMilia                                Secretary and Director                      7/15/97
Robert DiMilia                                                                                Date


\s\ Alain A. Le Guillou, M.D.                     Director                                    07/15/97
Alain A. Le Guillou, M.D.                                                                     Date

                                  Exhibit 10.19

                       Trident Licensing, Inc. Agreement.

                                AGENCY AGREEMENT



An AGREEMENT dated the 3rd day of February 1997.

PARTIES:

     1. TRIDENT RELEASING INC. of 8401 Melrose Place, 2nd Floor, Los Angeles, California 90069 (hereinafter "Trident") AND

     2. HOLLYWOOD PRODUCTIONS, INC. (hereinafter "Producer'). of 14 East 60th St., Suite 402, New York, NY 10022.

TERMS:

     1. PICTURE: "DIRTY LAUNDRY" (hereinafter "the Picture") a feature length motion picture.

     2. TERM: Three years from Delivery (as defined below). The Term may be extended upon both parties written agreement to such.

     3. TERRITORY & MEDIA: Producer grants to Trident the exclusive rights to enter into and service license agreements for the Picture throughout the world less only the United States, Canada and their respective territories and possessions (the "Foreign Territory") and to exploit the Picture in all media now known or to be invented including theatrical, non-theatrical, video, laser disc, CD, television, pay-per-view, pay television, cable and satellite. Such exploitation is described herein as exploitation of Picture in the Foreign Territory.

         a) The Territory Price List, Schedule 'A' forms part of this Agreement. Trident is empowered to enter into distribution agreements with distributors in its discretion, however, Trident must obtain approval from Producer before licensing the Picture in any territory at a price below the Minimum Price listed therein.

         b) Trident must get prior written approval from the Producer before entering into any outright sale (not licensing) of rights to a distributor in perpetuity. If Producer approves such a sales contract the commission payable to Trident shall be 12.5% of the sales price.

         c) All License Agreements entered into by Trident for the Producer will be subject to all of the terms and conditions contained in Exhibit C attached hereto as well as being subject to all of the AFMA Standard Terms and Conditions and limitations set forth in this Agreement including instructions for payment to the Account.

     4. COMMISSIONS: To Trident a sum equal to 12.5% of all gross receipts of all sums received from exploitation of the Picture in the Foreign Territory including but not limited to any royalty receipts (the "Commission").

     5. COSTS: Trident will advance marketing Costs and recoup them as set out below. These Costs include but are not limited to:

     a) Customary Sales Costs such as tape duplication, telephone, telex, fax, photocopying, registered international mail, messenger, courier, notary, and consultations.

     b) Marketing Costs such as creation of the campaign (flyer, poster and trailer), advertising and associated Costs, promotional materials, press kits, screenings and associated Costs, mass mailings, any charges arising out of late delivery or non delivery of materials by producer.

     c) Market Participation Costs at $4,000 per market in the first year with the exception of The Cannes Film Festival which will be $5,000. Costs for the second year are $1,500 per market and for the third year $750 per market including in both cases the Cannes Film Festival. The Picture will be presented at all markets that Trident exhibits at.

     d) Estimates for Marketing Costs including Advertising and Promotion will be presented to the Producer for Producer's prior written approval prior to expenditure which will be deemed granted if Producer does not respond within five days. Any individual Marketing Cost under $2,500 will not be subject to prior approval.

     e) Once Costs (excluding Trailer, Key Art and any Delivery Items per Schedule B) have accumulated to $50,000 ("the Cap") Trident shall be required to receive written authorization from Producer to recoup any greater amount.

     f) In the event of early termination of this Agreement, Trident will be reimbursed by Producer for all outstanding Costs incurred by Trident which either (i) do not exceed the Cap or (ii) were approved in writing by Producer subject to paragraphs 5 d) and 5e above.

     Distribution of Gross Receipts ("Gross Receipts") shall be defined as all monies actually received by Trident from the exploitation of the Picture in the Foreign erritory) including the repayment of Costs shall be prioritized as follows:

First:    From Gross Receipts Trident shall receive its Commission.
Second:   Producer shall receive 20% of the balance of Gross Receipts.
Third:    Trident shall receive an amount equal to un-reimbursed Costs, if any
Fourth:   The balance, if any, to be remitted to Producer.

     6. DISTRIBUTION LICENSES: To be prepared and signed by Trident as agent for Producer and to provide for payment of deposits and license fees to a Trust Account in the name of Trident and Producer. If Trident and Producer are unable to set up a Trust Account, then the account shall be no less than a joint bank account in the name of Trident and Producer at Mercantile National Bank, Los Angeles (the "Account"), exclusively for receipts from the licenses concluded on the Picture. The "Account" is to be a joint account requiring no less than two signatures with one authorized signature for and on behalf of Producer and one authorized signature for and on behalf of Trident. Disbursement of funds shall be done on a timely basis with distribution in accordance to terms and conditions set forth in the Agency Agreement.

     a) At the end of any license or agreement period entered into by Trident on behalf of Producer all rights shall automatically revert back to Producer and Trident shall have no further interest in the Picture other than the right to collect commission earned but not yet paid. Trident shall have the right subject to paragraph 5(f) to collect any Costs not reimbursed during the Term from as provided for in Paragraph 5, on all licenses concluded during the Term but received after the Term expires.

     b) Trident has the right to enter into distribution licenses for a period no longer than fifteen years.

     7. DELIVERY OF PICTURE: Producer warrants that it holds all of the technically acceptable delivery elements for the manufacture of first-class materials on the Picture as per Schedule 'B' attached and said elements will be delivered to Trident (hereinafter "Delivery") on or before April 30th 1997.

     a) If a delivery element as stated on Schedule 'B' is requested by a Distributor and Producer does not have the element(s) or a delivery element(s) is deemed technically unsatisfactory for Delivery under standard international industry requirements, Producer will manufacture said element(s). Producer will have five (5) business days to comply with such a request in writing before Trident shall have the right to manufacture the elements itself. Any Costs incurred by Trident in the manufacturing of delivery elements will be deducted from the gross receipts on the Picture after commissions including the cost of an initial full quality control check of the Picture by a laboratory of Trident's choice to assure that the Picture is of standard, deliverable, international broadcast quality. Any Costs incurred by Trident in connection with Delivery of the Picture will be in addition to those Costs detailed in Paragraph 5 of this Agreement and Costs associated with Delivery will not be computed as part of the Cap. Delivery will occur on or before April 30th, 1997. Costs incurred by Trident for the manufacture of elements will be treated as Costs. These Costs for the manufacture of elements will not be subject to the Cap. Delivery is of the essence of this Agreement. Materials manufactured by Trident for the Producer will be the Property of the Producer once Trident has been reimbursed in full for all such costs incurred.

     8. PRODUCERS WARRANTIES: Producer hereby represents, warrants and undertakes that the Picture and underlying rights to the Picture are free and clear of all encumbrances and will provide Trident with Chain of Title to Trident's reasonable satisfaction attesting to this. Producer further warrants:

     a) That it has right and title to enter into this Agreement and that it has obtained all necessary clearances and will own or control all rights in and to the Picture, the literary and dramatic material upon which it is based and all music and performances contained in the Picture as are necessary to enable it to grant the free and unhindered distribution rights in all media contemplated hereby and that Producer will forthwith at Trident's request supply copies of all documents evidencing such to Trident.

     b) Producer hereby agrees that Trident shall have no liability whatsoever except for the obligations hereunder to any of the artists of the Picture or on the soundtrack or to any third Party and Trident shall not be responsible for any of the obligations of Producer or any third party by virtue of the use made hereunder of the Picture; all residual payments to any union society guild and other persons being the sole responsibility of Producer.

     c) Without limiting the generality of (a) and (b) above, Producer has obtained all necessary music clearances so that the Picture may be exploited in all media throughout the territory without the need for payment of mechanical royalties.

     d) Producer shall indemnify Trident against any loss or damage (including reasonable attorney's fees on a full indemnity basis) incurred by reason of any breach or claim of breach of these foregoing representations and undertakings, and Trident shall indemnify Producer against any loss or damage (including reasonable attorney's fees) incurred by reason of any breach or claim of breach of Trident's representations and undertakings set forth in this agreement.

     e) Producer hereby represents, warrants and undertakes that all of the Delivery elements including documentation as per Schedule 'B' attached hereto are in all respects ready to serve in the manufacture of Delivery elements that are of first class commercial quality for the purposes of Delivery.

     9. INSTRUMENTS OF FURTHER ASSURANCE: Producer & Trident shall execute and deliver to the other promptly upon the request of the other, any other instruments or documents considered by either party to be reasonably necessary or desirable to evidence, effectuate or confirm this Agreement or any of its terms and conditions.

     10. PRODUCER'S RESERVATION OF RIGHTS: Producer reserves for his own use prequel and sequel rights; literary rights including books and novelization rights; rights to all characters; merchandising rights including but not limited to toy, comic books; music rights including but not limited to records, audio cassettes, C.D.'s; and all other rights not specifically granted to Trident.

     11. ACCOUNTING: Trident shall prepare a detailed accounting of all payments and licensing fees deposited in the Account together with a detailed accounting of all Costs incurred prior to disbursement quarterly, forty-five days after close of applicable accounting period subject always to technical acceptance of all elements by the distributor. If a dispute arises between Trident and Producer over the disbursement of funds held in the Account, only such disputed funds will remain in the Account until such time as there is a resolution to the dispute.

     12. TERMINATION: Either party shall have the right of termination in the event the other party shall become insolvent or be adjudicated bankrupt, or petition or consent to any relief under any bankruptcy, reorganization, receivership, liquidation, compromise or arrangement or moratorium statutes, whether now in force or hereafter enacted, or make an assignment for the benefit of creditors, or petition for the appointment of a receiver, liquidator, trustee or custodian for all or a substantial part of its assets, or if either party defaults or breaches this Agreement and such breach or default remains uncured fifteen (15) business days after written notice thereof;

     a) Either party shall have the right of termination in the event a receiver, liquidator, trustee or custodian is appointed for all or a substantial part of the other party's assets; and

     b) In the event of termination, Trident shall be entitled to continue to receive the outstanding Commissions and expenses, subject to Paragraph 5(f), in connection with the remittances to Producer from agreements for the exploitation of the Picture in the Foreign Territory entered into or substantially negotiated by Trident prior to termination.

     c) Trident will not have the right to pledge, morgage or encumber its rights hereunder including but not limited to its rights to Commissions and payments hereunder.

     d) Trident shall have the right of termination and will not be bound to the Producer for any commitments stated or inferred herein in the event that any delivery element on Schedule 'B' attached hereto is not of first class broadcast commercial quality therefore making the Picture undeliverable.

     13. PERFORMANCE GUARANTEE: Notwithstanding any of the terms and conditions contained herein, Producer will have the right to terminate this Agreement with Trident upon five (5) days prior written notice, if the following performance conditions are not met during the time specified unless within twenty (20) days after receipt of a notice of Termination, Trident is able to meet the guarantee requirements.

     Sufficient license agreements shall be executed within the first six months from Delivery providing for a gross advance or minimum guarantee amount of not less than $500,000 in executed contracts. An "executed contract" shall be defined as a license that has been executed by the licensee and licensor, and a deposit of not less than 10% of such guarantee or advance received into the Account. Exceptions to the deposit requirement shall be such contracts as are payable 100% by Letter of Credit, or television licenses which are customarily payable after delivery.

     If such performance level is not reached by Trident in the specified time, then the Producer has the right, but not the obligation to terminate this Agreement. Such termination shall be subject to Paragraph 12b in this Agreement.

     14. BREAK-UP FEE - If the Producer in its discretion wishes to terminate this Agreement for reasons other than those addressed elsewhere in this Agreement , and/or for Trident's default, the Producer shall have the right to do so upon 5 days written notice, subject only to the following:

     a. Repayment of any outstanding monies owed Trident for funds advanced by Trident for Costs incurred by the Picture under the terms and conditions contained in this Agreement.

     b. Payment of a fee by the Producer to Trident equal to thirty-three and one third percent (33 1/3%) of the Commission that would have been earned by Trident if Trident's services had not been terminated based on Trident's projected "take" license fees as published in this Agreement for those territories not yet licensed.

     Whenever this Agreement terminated, the Account shall, at the Producer's option, be terminated and all proceeds therein distributed as required hereunder. Thereafter, if the Account is so terminated, the Producer may direct any licensee to pay Producer directly or as otherwise directed by Producer, subject always to Tridents recoupment of Costs and Commissions as provided herein.

     15. DISPUTES: In the event of any litigation or arbitration arising out of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and court Costs or arbitration from the other party. In the event of any dispute arising hereunder same shall be resolved by arbitration pursuant to the laws of the State of California under the AFMA Rules of Arbitration, all License Agreement shall so provide.

     16. NOTICES: Any notices under the terms of this Agreement shall be in writing and sent by first class airmail post, telex, fax or cable. Any notice to Producer shall be given at the address specified on the first page hereof. Any notice to Trident under the terms of this Agreement shall be given at the address specified on the first page hereof. Notices so given shall be deemed to have arrived at noon ten business days after the date of mailing or in the case of notices by telex, fax or cable respectively forty-eight hours after dispatch.

     a) Address changes may be made at any time, by either party, by notifying the other party of such change in writing.

     17. FACSIMILE SIGNATURES: In any proceeding, either at law or in equity between the parties hereto, it is hereby agreed that the parties shall not raise as a defense the lack of authenticity of facsimile copies of originally executed copies of this Agreement or any amendment to this Agreement or of any notice given pursuant to this Agreement.

     18. COUNTERPARTS: This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument and shall bind and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     19. GOVERNING LAW: This Agreement shall be deemed to have been made in the State of California and its validity, construction, performance, breach and operation shall be governed by the laws of California applicable to agreement s to be performed in California.

     20. RELATIONSHIP OF THE PARTIES: Nothing herein contained shall be construed to create a joint venture or partnership between the parties hereto nor a third party beneficiary relationship as to any third party.

     21. CAPTIONS: The captions of the various paragraphs and sections of the Agreement are intended to be used solely for convenience of reference and are not intended and shall not be deemed for any purpose whatsoever to modify or explain or to be used as an aid in the construction of any provisions.

     22. AMENDMENTS IN WRITING: This Agreement cannot be amended, modified or changed in any way whatsoever except by a written instrument duly signed by an authorized officer of Trident and Producer.

     23. Trident represents and warrants:

     (1) It has the right and authority to enter this Agreement.

     (2) Trident agrees that Producer shall have no liability whatsoever for any Costs or for any claims raised by third parties, including but not limited to Licensees with whom Trident has dealt, Trident shall be solely responsible for such obligations, except for those Producer obligations defined hereunder. 24. Trident and Producer each represent and warrant that it has not dealt with a Broker or Finder in connection with this transaction.


     FOR & ON BEHALF OF FOR & ON BEHALF OF TRIDENT RELEASING INC. HOLLYWOOD PRODUCTIONS, INC


     ------------------------- --------------------------- (Agent) (Producer)

By: JEAN OVRUM                                     By: ROBERT DI MILIA

Its:  CO-PRESIDENT                                 Its: _______________________

Dated: ____________________                        Dated: ______________________

                                 Exhibit 10.20

                            Cyclone Option Agreement.

                                    AGREEMENT

         AGREEMENT made this __ day of May, 1997 by and among Hollywood Productions, Inc. (the "Optionee"), a Delaware corporation, with its principle executive offices located at 14 East 60th Street, New York, New York 10022 and
Frank         Tumminia,         an         individual         residing        at
_________________________________________________ (the "Optionor").

                              W I T N E S S E T H :

     WHEREAS, Optionor has written a screenplay called "Cyclone" (the "Story"); and

     WHEREAS, the Optionee desires to have a screenplay written based on the Story. The screenplay will contain certain changes, revisions and alterations to the story and structure of the screenplay as directed and desired by the Optionee ( the "First Draft Screenplay") ; and

     WHEREAS, the Optionee desires to acquire and Optionor agrees to grant to Optionee an option to purchase the "Screenplay" (the "Screenplay" shall include all underlying rights including that of the Story, the First Draft Screenplay, any and all revisions, alterations, rewrites and drafts thereto separately and collectively), in accordance with the terms and conditions stated herein.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Grant of Option. Optionor, upon signing this Agreement and the concurrent receipt of the consideration specified herein, hereby grants to Optionee an option (the "Option"), for a period of 12 months commencing from the date of delivery of the First Draft Screenplay for the consideration specified in Paragraph 2 (a) below. The Option, at the sole discretion of the Optionee, may be extended for an additional 12 months upon the payment of the additional compensation described in Paragraph 2 (b) below. The Optionee must exercise its right to extend the Option 30 days prior to the initial expiration of the Option.

     2. Consideration. a. In consideration of the forgoing grant of the Option, Optionee shall pay the Optionor the sum of (i) $500, as payment in full for said grant of the Option, payment of which is hereby confirmed and (ii) upon the delivery by the Optionor of the First Draft Screenplay, if such draft is accepted by the Optionee, in accordance with Paragraph 3 below, the Optionee shall pay to the Optionor an additional $1,500 in accordance with Paragraph 3, which payment shall entitle the Optionee to one set of revisions, in accordance with Paragraph 3(b) below, of the First Draft Screenplay according to comments issued by the Optionee.

     b. The Optionee has the absolute right to extend the original Option period, for an additional one year period for an amount equal to $1,000 payable to the Optionor within 30 days of the expiration of the first Option period, at which time the Option will be automatically extended for an additional 12 months. Optionee shall inform Optionor, in writing, of its wish to extend such Option no less than 30 days prior to the expiration of the original Option period.

     3. Condition Precedent. a. Optionee's obligation to pay the consideration specified in Paragraph 2 (a) (ii) herein is based solely on its receipt of the First Draft Screenplay from the Optionor, its review and acceptance of same. Optionee shall have the sole right to accept or reject the First Draft Screenplay. In the event that the First Draft Screenplay is rejected within forty-five days of Optionee receipt of the First Draft Screenplay, the Optionee is not obligated to pay the compensation described in Paragraph 2(a)(ii).

     b. In the event that the Optionee accepts the First Draft Screenplay, but requests amendments to such First Draft Screenplay within forty-five days of receipt of same, then the Optionee shall pay the Optionor 2 of the consideration referred to in Paragraph 2(a)(ii) and the balance paid upon receipt of the amended First Draft Screenplay.

     c. In the event that the First Draft Screenplay is not delivered within sixty (60) days of the date of the signing this Agreement, the Optionee shall have the right, but not the obligation to replace Optionor as writer and diminish such compensation as described in Paragraph 2(a)(ii) by fifty percent (50%).

     4. Exercise of Option. If Optionee decides to exercise its Option to purchase the Screenplay, the Optionee, upon written notice to Optionor will pay an amount equal to the greater of (i) the Writer's Guild of America (WGA) minimum for an original screenplay or (ii) Forty-Five Thousand Dollars ($45,000). The Writer's Guild minimum compensation is based on a sliding scale of payment tied to the budget of the production and the media for which the Screenplay is intended. Payment of same will be subject to payment terms as specified by WGA.

     5. Turn-around. If Optionee decides not to exercise its Option to purchase the Screenplay, then Optionee will place the Screenplay in Turn-around. Optionee will notify Optionor in writing of its decision. All sums advanced by the Optionee for the re-writing of the First Draft Screenplay will become due and payable by the new Optionee or purchaser of the Screenplay within thirty (30) days of commencement of Pre-production of the film based in whole or in part on the Screenplay including interest calculated for changes of prime rate over time at one point over prime interest rate from the date that the Screenplay is placed into Turnaround.

     6. Co-Writer Option. If the Optionee decides to engage an additional writer to co-write with the Optionor the writing of the First Draft Screenplay, then the price paid upon exercise of the Option, as described in Paragraph 4 above shall be split equally between the Optionor and the co-writer. The Optionor shall have the right to accept or reject, in good faith in writing, any individual submitted to Optionor as a co-writer.

     7. Screenplay Credit. If a version of the Screenplay is produced into a motion picture by Optionee then Frank Tumminia will receive a sole "Story by" credit, on a single card, in the same size, position, and prominence as that of the Director of the motion picture and no less than a shared "Screenplay by" credit, in the same size, position, and prominence as that of the Director of the motion picture or tele-production. Paid and congratulatory ads will be at Hollywood's sole discretion.


     8. Ownership Rights. (a)The Optionor hereby warrants and guarantees that Optionor is the originator and creator of the Story currently entitled Cyclone and that as such possess the right and title to enter into this agreement.

     (b) During the Option term hereof, Optionor shall remain at all times as the legal owner of the Screenplay. Optionor shall maintain all rights of ownership with respect to the Screenplay and shall not sell, assign, transfer, license, sub-license, distribute or grant any interest in or with respect to the Screenplay. Upon the exercise of the Option, and payment of the exercise price (as specified above), all rights, title and interest in the Screenplay shall be transferred to the Optionee.

     In accordance with instructions by the Optionee, the Optionor shall, at the sole cost and expense of the Optionee, agrees to cooperate with the Optionee in the preparation and filing any intellectual property with the appropriate federal, state, local or foreign government agency or authority and all rights to the intellectual property detailed in such application, upon filing, shall be immediately and formally assigned as directed by the Optionee or its' designee.

     9. Assignability. Optionee may assign its right to the Option to other persons without the consent of Optionor by providing written notice of such assignment and the name and address of such assignee to the Optionor. Notwithstanding the foregoing, no portion of this Option may be assigned to any person unless the person signs a written acknowledgment of all of the terms and conditions hereof.

     10. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns, provided, however, that any assignment or transfer by any party of its rights under this Agreement.

     11. Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Post Office, and addressed, to the addresses specified above. In the event the Optionee or Optionor changes its address, it shall provide notice of such change in accordance with this paragraph.

     12. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be unpaid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

     13. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the context may require.

     14. Captions. All captions are for convenience only and shall not limit or define the term thereof.

     15. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties herein.

     16. Independent Contractor. Nothing contained in the Agreement shall be construed to constitute the Optionee as a partner, employee, or agent of the Company, therefore the Optionee shall not have any authority to bind the Company, it being intended that the Optionee shall remain an Independent Contractor responsible for its own actions.

     17. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection herewith.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

         Hollywood Productions, Inc.


By:     ______________________                   By:     ______________________
         Robert DiMilia                                  Frank Tumminia
         Vice-President                                  Optionee

                                 Exhibit 10.21

                           Cyclone Co-Writer Agreement

                                    AGREEMENT

         AGREEMENT made this __ day of May, 1997 by and among Hollywood Productions, Inc. (the "Company"), a Delaware corporation, with its principle executive offices located at 14 East 60th Street, New York, New York 10022 and John Andrew Gallagher, an individual residing at 305 Lexington Avenue New York, NY 10017 (the "Co-Writer").

                              W I T N E S S E T H :

     WHEREAS, Frank Tamminia ("FT") has written a screenplay called "Cyclone" (the "Story"); and WHEREAS, the Company has entered into an option agreement (the "Option Agreement"), dated as of the date of this Agreement whereby FT has begun the process of drafting a First Draft Screenplay (the "First Draft Screenplay") for the production of a motion picture based on the Story; and

     WHEREAS, the Company desires to engage the Co-Writer to co-write the First Draft Screenplay with FT, in accordance with the terms and conditions stated herein.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Basic Terms of Engagement. The Company hereby engages the Co-Writer to co-write the First Draft Screenplay with FT. The initial draft of the First Draft Screenplay shall be completed within 60 days of signing this contract.

     2. Work Product. All work product of the Co-Writer, its employees, agents or associates, if any, including but not exclusively, all intellectual property developed, pursuant to Co-Writers engagement by the Company, is and shall be the sole and exclusive ownership of FT. The Co-Writer agrees and acknowledges that it (i) has no rights to copy, own, license, sub-license, use, grant or transfer any right to the First Draft Screenplay. The possession by the Co-Writer of the First Draft Screenplay and any documentation, products, intellectual property or other items used to produce the First Draft Screenplay does not transfer any right to possession or ownership interest in such items or the First Draft Screenplay except for compensation and purchase of same as indicated below.

     In accordance with instructions by the Company, the Co-Writer shall, at the sole cost and expense of the Company, agrees to cooperate with the Company in the preparation and filing any intellectual property with the appropriate federal, state, local or foreign government agency or authority and all rights to the intellectual property detailed in such application, upon filing, shall be immediately and formally assigned as directed by the Company or its' designee.

     3. Consideration. The Co-Writer shall be paid an aggregate fee of $5,000 of which:

     a. $2,500 shall be payable upon commencement and the execution of this Agreement document, which is hereby acknowledged as being received; and

     b. $2,500 payable upon acceptance of the First Draft by the Company, in accordance with Paragraph 4, which payment shall entitle the Company to one set of revisions, in accordance with Paragraph 3(b) below, according to comments issued by the Company. The fee structure with respect to this arrangement is on a project basis and has been negotiated between the Parties. This fee is not an estimate and has been used to establish the budget by the Company.

     4. Condition Precedent. a. The Company's obligation to pay the consideration specified in Paragraph 3 (b) herein is based solely on its receipt of the First Draft Screenplay from the Co-Writer and FT, its review and acceptance of same. The Company shall have the sole right to accept or reject the First Draft Screenplay. In the event that the First Draft Screenplay is rejected within 45 days of the Company receipt of the First Draft Screenplay, the Company is not obligated to pay the compensation described in Paragraph 2(b).

     b. In the event that the Company accepts the First Draft Screenplay, but requests a set of revisions to the First Draft Screenplay within 45 days of receipt of same, then the Company shall pay the Co-Writer 1/2 of the consideration referred to in Paragraph 2(b) and the balance paid upon receipt of the amended First Draft Screenplay.

     5. a. Exercise of Option. If Company decides to exercise, upon written notice, its option to purchase the First Draft Screenplay, together with the Story and any and all underlying rights (the combined unit hereinafter the "Screenplay"), in accordance with the Option Agreement, the Co-Writer shall be entitled to one-half of the compensation paid for the purchase of the Screenplay by the Company. The purchase price for the Screenplay would equal the greater of
(i) the Writer's  Guild of America (WGA)  minimum for an original  screenplay or
(ii) $45,000. The Writer's Guild minimum compensation is based on a sliding scale of payment tied to the budget of the production and the media for which the First Draft Screenplay is intended. Payment terms would be a prescribed by WGA.

     b. Turn-around. If the Company decides not to exercise its Option, upon written notice, to purchase the Screenplay, then the Company will place the Screenplay in Turn-around and all sums advanced by the Company for the writing of the First Draft Screenplay will become due and payable by the new Optionee or purchaser of the Screenplay within thirty (30) days of commencement of Pre-production of the film based in whole or in part on the Screenplay including interest calculated for changes of prime rate over time at one point over prime interest rate from the date that the Screenplay is placed into Turn-around.

     6. Co-Writer's Covenants. The Co-Writer shall:

     a. Use its best efforts and devote such time as deemed necessary to complete the First Draft Screenplay within the time frame as described in Paragraph 1, in a timely and efficient manner.

     b. Upon completion of the First Draft Screenplay, the Co-Writer shall deliver to the Company all records, designs and other documents of a proprietary nature, there being no copies of which should be kept by the Co-Writer of the First Draft Screenplay. Co-Writer acknowledges that all work product of the Co-Writer, its employees, agents or associates pursuant to this Agreement is the sole and exclusive ownership of FT and under option or in control of by the Company as so specified in the Option Agreement.

     7. Screenplay Credit. If a version of the First Draft Screenplay is produced into a motion picture by the Company, the Co-writer shall receive a shared "Screenplay by" credit, in the same size, position, and prominence as that of the Director of the motion picture or tele-production. Paid and congratulatory ads shall be at the Company's sole discretion.

     8. Expenses. The Company shall not be responsible for any expenses of the Co- Writer. Any expenses which the Co-Writer desires reimbursement for must be previously approved in writing by the Company.

     9. Termination. The Company may terminate this Agreement at any time upon 2 days prior notice. Upon termination the Co-Writer shall immediately deliver to the Company the First

Draft Screenplay, revisions thereto, and any and all work product as completed to date.

     10. Non-Transferability. This Agreement may not be transferred, assigned or delegated by the Co-Writer without the prior written consent of the Company. The Company may assign its right to the First Draft Screenplay to other persons without the consent of Co-Writer by providing written notice of such assignment and the name and address of such assignee to the Co-Writer.

     11. Independent Contractor. Nothing contained in the Agreement shall be construed to constitute the Co-Writer as a partner, employee, or agent of the Company, therefore the Co-Writer shall not have any authority to bind the Company, it being intended that the Co-Writer shall remain an Independent Contractor responsible for its own actions.


     12. Entire contract. This Agreement and the Appendixes hereto contain the entire understanding of the parties and supersedes all previous verbal and written agreements. There are no other agreements, representations, or warranties not set forth herein.

     13. Notices. All notices or other documents under this Agreement shall be in writing and delivered personally, by facsimile or mailed by overnight mail, addressed to the Company or the Co-Writer at the addresses first above written, on any new address designated in like manner by any party hereto.

     14. Non waiver. No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

     15. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

     16. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties herein.

     17. Governing law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without conflicts of laws principles.

     18. Binding effect. The provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

         Hollywood Productions, Inc.



By:     ______________________                 By:     ______________________
         Robert E. DiMilia                             John Andrew Gallagher
         Vice-President

                                  Exhibit 23.01

                       Consents of Scarano & Tomaro, P.C.

July 22, 1997

Hollywood Productions, Inc.
448 W. 16th Street, 7th Floor
New York, NY  10011

We hereby consent to the use of our name "as experts", in the "Summary Financial Data" section and the use of our opinion dated March 19, 1997 for Hollywood Productions, Inc. to be included in the Post Effective Amendment No. 1 to Form SB-2 Registration Statement being filed for Hollywood Productions, Inc.

Very truly yours,



Scarano & Tomaro, P.C.





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